AMENDED AND RESTATED SENIOR SECURED, SUPER-PRIORITY

                      DEBTOR-IN-POSSESSION CREDIT AGREEMENT

                          DATED AS OF JANUARY 14, 2011

                                     between

                           Rancher ENERGY CORPORATION,

                                  AS BORROWER,

                                       AND

                     LINC ENERGY PETROLEUM (WYOMING), INC.,

                                       AS

                                     LENDER

                    INDEX OF ANNEXES, SCHEDULES AND EXHIBITS



Annex A              --       Financial Reporting
Annex B              --       Lender Wire Transfer Instructions

Exhibit A            --       Form of Term Loan Note

Schedule 1.1         --       Permitted Liens
Schedule 10.2.1      --       Conditions Precedent
Schedule 10.2.8      --       Conditions Precedent
Schedule 11.2        --       Executive Offices; Corporate or Other Names; FEIN
Schedule 11.4        --       Property; Liens
Schedule 11.5        --       Restrictions; No Default
Schedule 11.6        --       Taxes
Schedule 11.7        --       ERISA
Schedule 11.8        --       No Litigation
Schedule 11.9        --       Brokers
Schedule 11.11       --       Environmental Matters
Schedule 11.13       --       Deposit and Disbursement Accounts
Schedule 11.14       --       Government Contracts
Schedule 11.15       --       Material Contracts
Schedule 13.1        --       Mergers, Subsidiaries, Etc.
Schedule 13.2        --       Indebtedness
Schedule 13.5        --       Guaranteed Indebtedness
Schedule 17.12       --       Authorized Signature

     AMENDED AND RESTATED  SENIOR SECURED,  SUPER-PRIORITY  DEBTOR-IN-POSSESSION
CREDIT AGREEMENT, dated as of January 14, 2011, between RANCHER ENERGY CORPORATION, a Nevada corporation ("Borrower"), as borrower, and LINC ENERGY PETROLEUM (WYOMING), INC., a Delaware corporation (together with its successors, assigns and transferees, the "Lender"), as lender. Each of Lender and Borrower is sometimes individually referred to in this Agreement as a "Party," and all of them, together, are sometimes referred to herein as the "Parties." Capitalized terms used herein are defined in Section 1 or in the text hereof.

                                    RECITALS

     A. On October 28, 2009 (the "Petition Date"), Borrower commenced Bankruptcy Case No. 09-32943 MER (the "Bankruptcy Case") by filing a voluntary petition for reorganization under Chapter 11 of Title 11 of the United States Code, 11 U.S.C. 101 et seq. (the "Bankruptcy Code"), with the United States Bankruptcy Court for the District of Colorado (the "Bankruptcy Court"). Borrower continues to operate its business and manage its properties as debtor and debtor-in-possession pursuant to Sections 1107(a) and 1108 of the Bankruptcy Code.

     B. Borrower has requested that Lender provide a credit facility that is senior secured, super-priority as to Borrower in an amount not to exceed $14,700,000 to (a) refinance certain debt of Borrower, (b) pay certain ad valorem taxes, and (c) provide funds for the conclusion of the Bankruptcy Case in the event a successful reorganization of Borrower is not possible.

     C. Lender is willing to provide a credit facility to Borrower of such amount upon the terms and conditions set forth herein.

     D. Borrower has agreed to secure all of its Obligations under the Loan Documents by, among other things, granting Lender a first-lien security interest in, and lien upon, substantially all of its existing and after-acquired personal and real property.

     E. Unless otherwise indicated, all references in this Agreement to sections, subsections, schedules, exhibits, and attachments shall refer to the corresponding sections, subsections, schedules, exhibits, and attachments of or to this Agreement. All schedules, annexes, exhibits and attachments hereto, or expressly identified to this Agreement, are incorporated herein by reference, and taken together, shall constitute but a single agreement. Unless otherwise expressly set forth herein, or in a written amendment referring to such schedules and annexes, all schedules and annexes referred to herein means the schedules and annexes as in effect as of the Closing Date. These Recitals shall be construed as part of this Agreement.

     NOW, THEREFORE, in consideration of the mutual covenants, agreements, representations and warranties contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which hereby are conclusively acknowledged, the Parties agree as follows.

Section 1.        Defined Terms.

     1.1 Definitions. The following terms, as used herein, have the following meanings:

     "Account Debtor" means any Person who may become obligated to Borrower under, with respect to, or on account of, an Account, Chattel Paper or General Intangibles.

     "Accounts" means, with respect to any Person, all "accounts" as such term is defined in the Code, now owned or hereafter acquired by such Person, and shall include, in any event, (a) all accounts receivable, other receivables, book debts and other forms of obligations (other than forms of obligations evidenced by Chattel Paper, Documents or Instruments) now owned or hereafter received or acquired by or belonging or owing to such Person, whether arising out of goods sold or services rendered by it or from any other transaction (including any such obligations which may be characterized as an account or contract right under the Code), (b) all of such Person's rights in, to and under all purchase orders or receipts now owned or hereafter acquired by it for goods or services, (c) all of such Person's rights to any goods represented by any of the foregoing (including such Person's unpaid rights of rescission, replevin, reclamation and stoppage in transit and rights to returned, reclaimed or repossessed goods), (d) all monies due or to become due to such Person under all purchase orders and contracts for the sale or lease of goods or the performance of services or both by such Person or in connection with any other transaction (whether or not yet earned by performance on the part of such Person) now or hereafter in existence, including the right to receive the proceeds of said purchase orders and contracts, and (e) all collateral security and guarantees of any kind, now or hereafter in existence, given by any Person with respect to any of the foregoing.

     "Advance" means an advance made to Borrower under the Term Loan.

     "Affiliate" has the meaning set forth in Rule 12b-2 of the General Rules and Regulations of the Securities Exchange Act of 1934, as amended, and Section 101 of the Bankruptcy Code.

     "Agreement" means this Amended and Restated Senior Secured, Super-Priority Debtor-in-Possession Credit Agreement, together with all exhibits, annexes and schedules hereto, and as the same may be amended or restated from time to time.

     "Avoidance   Action"  means  that  certain  litigation  known  as  AP:  No.
10-01173-MER Rancher Energy Corp. v. GasRock Capital, LLC.

     "Bankruptcy Case" has the meaning given to it in the recitals.

     "Bankruptcy Code" has the meaning given to it in the recitals.

     "Bankruptcy Court" has the meaning given to it in the recitals.

     "Base Rate" means (a) for the period commencing on the Closing Date and ending 60 days thereafter, 10%; (b) for the period commencing on the 61st date after the Closing Date and ending 60 days thereafter, 12%; and (c) for the period commencing on the 121st day after the Closing Date and until all Obligations are repaid in full, 14%.

     "Borrower" has the meaning given to it in the first paragraph.

     "Breakup Fee" has the meaning given to it in Section 5.5.

     "Business Day" means any day that is not a Saturday, a Sunday or a day on which banks are required or permitted to be closed in Denver, Colorado.

     "Capital Expenditures" means, with respect to any Person, all payments or accruals (including Capital Lease Obligations) of such Person for any fixed assets or improvements or for replacements, substitutions or additions thereto, that are required to be capitalized under GAAP.

     "Capital Lease" means, with respect to any Person, any lease of any property (whether real, personal or mixed) by such Person as lessee that, in accordance with GAAP, either would be required to be classified and accounted for as a capital lease on a balance sheet of such Person or otherwise be disclosed as such in a note to such balance sheet.

     "Capital Lease Obligation" means, with respect to any Person, the amount of the obligation of such Person as lessee under any Capital Lease that, in accordance with GAAP, would appear on a balance sheet of such Person in respect of such Capital Lease or otherwise be disclosed in a note to such balance sheet.

     "Carve-Out Account" means that certain segregated deposit account that holds only the Carve-Out Amount.

     "Carve-Out Amount" has the meaning given to it in the Final Order; provided, however, that in no event shall the Carve-Out Amount exceed $100,000, without the prior written consent of Lender.

     "Carve-Out Expenses" has the meaning given to it in the Final Order.

     "Cash Equivalents" means (a) securities with maturities of 180 days or less from the date of acquisition issued or fully guaranteed or insured by the United States government or any agency thereof and backed by the full faith and credit of the United States, (b) certificates of deposit, eurodollar time deposits, overnight bank deposits and bankers' acceptances of any domestic commercial bank having capital and surplus in excess of $500,000,000 having maturities of one year or less from the date of acquisition, and (c) commercial paper of an issuer rated at least A-1 by Standard & Poor's Corporation or P-1 by Moody's Investors Services, Inc., or carrying an equivalent rating by a nationally recognized rating agency if both of the two named rating agencies cease publishing ratings of investments, in each case, with maturities of not greater than 60 days from the date acquired.

     "Charges" means, for Borrower, all Taxes or Other Taxes (including Taxes or Other Taxes at the time due and payable), Liens, claims or encumbrances upon or relating to (a) the Collateral, (b) the Obligations, (c) the employees, payroll, income or gross receipts of Borrower, (d) Borrower's ownership or use of any of its Property and (e) imposed upon Borrower's business.

     "Chattel Paper" means all "chattel paper" as such term is defined in the Code, including electronic chattel paper, now owned or hereafter acquired by Borrower.

     "Claim" has the meaning given to it in Section 6.1.

     "Closing" has the meaning given to it in Section 10.1.

     "Closing Date" has the meaning given to it in Section 10.1.

     "Code" means the Uniform Commercial Code as the same may, from time to time, be in effect in the State of Colorado; provided, however, that to the extent the Code is used to define any term herein or in any Loan Document and such term is defined differently in different Articles of the Code, the definition of such term contained in Article 9 shall govern; provided, further, that in the event that, by reason of mandatory provisions of law, any or all of the attachment, or remedies with respect to Lender's security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of Colorado, the term "Code" means the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such attachment, perfection, priority or remedies and for purposes of definitions related to such provisions.

     "Collateral" has the meaning given to it in the Security Agreement.

     "Collateral Documents" means the Security Agreement, Mortgages, financing statements, and all other instruments, waivers and agreements now or hereinafter securing, perfecting or causing attachment, in whole or in part in respect of the Obligations.

     "Committee" means the official committee of unsecured creditors and any other committee formed, appointed, or approved in the Bankruptcy Case.

     "Contracts"   means,  with  respect  to  any  Person,  all  the  contracts, undertakings, or agreements (other than rights evidenced by Chattel Paper, Documents or Instruments) in or under which such Person may now or hereafter have any right, title or interest, including any agreement relating to the terms of payment or the terms of performance of any Account.

     "Control" means, with respect to any Person, the possession, directly or indirectly, of the power to direct or cause the direction of such Person's management or policies, whether through the ownership of voting securities, by contract or otherwise, and "Controlling" and "Controlled" shall have meanings correlative thereto.

     "Copyrights" means all of the following now owned or hereafter adopted or acquired by Borrower: (a) all copyrights and General Intangibles of like nature (whether registered or unregistered), all registrations and recordings thereof, and all applications in connection therewith, including all registrations, recordings and applications in the United States Copyright Office or in any similar office or agency of the United States, and any state or territory thereof, or any other country or any political subdivision thereof, and (b) all reissues, extensions or renewals thereof.

     "Default Rate" has the meaning given to it in Section 3.2.

     "Deferred Taxes" means, with respect to any Person at any date, the amount of deferred taxes of such Person as shown on the balance sheet of such Person prepared in accordance with GAAP as of such date.

     "Deposit Accounts" means all "deposit accounts" as such term is defined in the Code, now or hereafter held in the name of Borrower.

     "Documents" means any "documents" as such term is defined in the Code and shall include, in any event, any bills of lading, dock warrants, dock receipts, warehouse receipts, or other documents of title.

     "Environmental Laws" means all federal, state and local laws, statutes, ordinances, orders and regulations, now or hereafter in effect, and in each case as amended or supplemented from time to time, and any applicable judicial or administrative interpretation thereof relating to the regulation and protection of human health, safety, the environment and natural resources (including ambient air, surface water, groundwater, wetlands, land surface or subsurface strata, wildlife, aquatic species and vegetation). Environmental Laws include, but are not limited to, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended (42 U.S.C.ss.ss.9601 et seq.) ("CERCLA"); the Hazardous Material Transportation Act, as amended (49 U.S.C.ss.ss.1801 et seq.); the Federal Insecticide, Fungicide, and Rodenticide Act, as amended (7 U.S.C.ss.ss.136 et seq.); the Resource Conservation and Recovery Act, as amended (42 U.S.C.ss.ss.6901 et seq.) ("RCRA"); the Toxic Substance Control Act, as amended (15 U.S.C.ss.ss.2601 et seq.); the Clean Air Act, as amended (42 U.S.C.ss.ss.740 et seq.); the Federal Water Pollution Control Act, as amended (33 U.S.C.ss.ss.1251 et seq.); the Occupational Safety and Health Act, as amended (29 U.S.C.ss.ss.651 et seq.) ("OSHA"); and the Safe Drinking Water Act, as amended (42 U.S.C.ss.ss.300(f) et seq.), and any and all regulations promulgated thereunder, and all analogous state and local counterparts or equivalents and any transfer of ownership notification or approval statutes.

     "Environmental Liabilities" means, with respect to any Person, all liabilities, obligations, responsibilities, response, remedial and removal costs, investigation and feasibility study costs, operation and maintenance costs, losses, damages, punitive damages, property damages, natural resource damages, consequential damages, treble damages, costs and expenses (including all reasonable fees, disbursements and expenses of counsel, experts and consultants), fines, penalties, sanctions and interest incurred as a result of any claim, suit, action, investigation, proceeding or demand by any Person, whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute or common law, including any arising under or related to any Environmental Laws, Environmental Permits, or in connection with any Release or threatened Release or the presence of a Hazardous Material whether on, at, in, under, from or about or in the vicinity of any real or personal property.

     "Environmental  Permits"  means  all  permits,  licenses,   authorizations,
certificates, approvals or registrations required by any Governmental Authority under any Environmental Laws.

     "Equipment" means any "equipment" as such term is defined in the Code and in any event shall include all machinery, equipment, furnishings, fixtures and vehicles and any and all additions, accessions, substitutions and replacements of any of the foregoing, wherever located, together with all attachments, components, parts, equipment and accessories installed thereon or affixed thereto.

     "ERISA" means the Employee  Retirement  Income Security Act of 1974 (or any
successor   legislation  thereto),  as  amended  from  time  to  time,  and  any regulations promulgated thereunder.

     "ERISA Affiliate" means any trade or business (whether or not incorporated) under common control with Borrower and which, together with Borrower, is treated as a single employer within the meaning of Section 414(b), (c), (m) or (o) of the IRC.

     "ERISA Event" means, with respect to Borrower or any ERISA Affiliate, (a) a Reportable Event with respect to a Title IV Plan or a Multiemployer Plan; (b) the withdrawal of Borrower or any ERISA Affiliate from a Title IV Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer, as defined in Section 4001(a)(2) of ERISA; (c) the failure to make required contributions to a Qualified Plan; or (d) any other event or condition which might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Title IV Plan or Multiemployer Plan or the imposition of any liability under Title IV of ERISA, other than PBGC premiums due but not delinquent under Section 4007 of ERISA.

     "Escrow Account" means the account referred to in the Escrow Agreement designated to hold the Escrow Amount.

     "Escrow Agreement" means an escrow agreement to be entered into among GasRock, Lender and Borrower, and escrow agent selected by Lender and agreed to by Borrower and GasRock, such agreement not to be unreasonably withheld.

     "Escrow Amount" means $500,000.

     "Event of Default" has the meaning given to it in Section 15.1.

     "Fees" means, subject to Section 5.6, all fees, costs, expenses and other amounts claimed by Lender pursuant to Section 5.

     "Final Order" means, collectively, the order of the Bankruptcy Court entered in the Bankruptcy Case which shall be in form and substance satisfactory to Lender, and from which no appeal or motion to reconsider has been timely filed, or if timely filed, such appeal or motion to reconsider has been dismissed or denied (unless Lender waives such requirement), together with all extensions, modifications and amendments thereto, which, among other matters but not by way of limitation, authorizes Borrower on an interim and/or final basis to obtain credit, incur (or guaranty) Indebtedness, and grant super-priority, priming, first priority Liens under this Agreement and the other Loan Documents, as the case may be, and provides for the super-priority of Lender's claims.

     "Fiscal Month" means any calendar month.

     "Fiscal Quarter" means any calendar quarter.

     "Fiscal Year" means any 12 month period ending on March 31.

     "GAAP" means generally accepted accounting principles in the United States of America as in effect from time to time, consistently applied.

     "GasRock" means GasRock Capital, LLC, a Delaware limited liability company, together with its successors and assigns.

     "GasRock Credit Agreement" means that certain Term Credit Agreement, dated October 16, 2007, between Borrower and GasRock, together with amendments thereto and modifications thereof, and all schedules, exhibits, and annexes thereto.

     "GasRock Debt" means all indebtedness, principal, interest and fees of Borrower arising under the GasRock Credit Agreement, and all documents, instruments, security agreements, pledges and financing statements contemplated therein, as calculated in accordance with the Final Order.

     "GasRock Agreements" means, collectively, (a) the Conveyance of Net Profits Interest, dated June 3, 2009, made by Borrower, doing business in the State of Wyoming as Rancher Oil & Gas Corp., as grantor, to and in favor of GasRock, as grantee, recorded with the Converse County Clerk and Recorder on June 17, 2009, as filing number 951550, at book 1362, page 867 (the interests granted to GasRock thereunder are the "10% NPI"), (b) Conveyance of Overriding Royalty Interest, dated as of October 22, 2008, recorded with the Converse County Clerk and Recorder on November 17, 2008, as filing number 954947, at book 1349, page 0069 (the interests granted to GasRock thereunder are the "1% ORRI"), and (c) the Conveyance of Overriding Royalty Interest, dated as of October 15, 2007, made by Borrower, doing business in the State of Wyoming as Rancher Oil & Gas Corp., as grantor, to and in favor of GasRock, as grantee, recorded with the Converse County Clerk and Recorder on October 31, 2007, as filing number 941798, at book 1321, page 0792 (the interests granted to GasRock thereunder are the "2% ORRI").

     "General Intangibles" means, with respect to any Person, all "general intangibles" as such term is defined in the Code, now owned or hereafter acquired by such Person and, in any event, including all right, title and interest which such Person may now or hereafter have in or under any Contract, all payment intangibles, all customer lists, Intellectual Property Rights, interests in partnerships, joint ventures and other business associations, permits, proprietary or confidential information, inventions (whether or not patented or patentable), technical information, procedures, designs, knowledge, know-how, software, databases, data, skill, expertise, experience, processes, models, drawings, materials and records, goodwill (including the goodwill associated with any Intellectual Property Rights), all rights and claims in or under insurance policies, (including insurance for fire, damage, loss, and casualty, whether covering personal property, real property, tangible rights or intangible rights, all liability, life, key man, and business interruption insurance, and all unearned premiums), uncertificated securities, choses in action, and other bank accounts, rights to receive tax refunds and other payments, rights to receive dividends, distributions, cash, Instruments and other property, and rights of indemnification.

     "Governmental Authority" means any (a) federal, state, local, municipal, foreign or other government; (b) governmental or quasi-governmental authority of any nature (including any governmental agency, branch, department, official, or entity and any court or other tribunal); or (c) body exercising, or entitled to exercise any administrative, executive, judicial, legislative, police, regulatory, or taxing authority or power of any nature, including any arbitral tribunal.

     "Guaranteed Indebtedness" means, with respect to any Person, any obligation of such Person guaranteeing any indebtedness, lease, dividend, or other obligation ("primary obligations") of any other Person (the "primary obligor") in any manner including any obligation or arrangement of such Person (a) to purchase or repurchase any such primary obligation, (b) to advance or supply funds (i) for the purchase or payment of any such primary obligation or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency or any balance sheet condition of the primary obligor, (c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation, or (d) to indemnify the owner of such primary obligation against loss in respect thereof.

     "Hazardous Material" means (a) any element, material, compound, mixture, solution, chemical, substance, or pollutant within the definition of "hazardous substance" under Section 101(14) of the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. ss. 9601(14); petroleum or any fraction, byproduct or distillation product thereof; asbestos, polychlorinated biphenyls, or any radioactive substances; and any material regulated as a hazardous substance by any jurisdiction in which Borrower owns or operates or has owned or operated a facility; or (b) any element, pollutant, contaminate or discarded material (including any radioactive material) within the definition of
Section 103(6) of the Resource Conservation and Recovery Act, 42 U.S.C. ss. 6903(6); and any material regulated as hazardous waste by any jurisdiction in which Borrower owns or operates or has owned or operated a facility, or to which Borrower sends material for treatment, storage or disposal as waste.

     "Indebtedness" means, with respect to any Person, (a) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services (including reimbursement and all other obligations with respect to surety bonds, letters of credit and bankers' acceptances, whether or not matured, but not including obligations to trade creditors incurred in the ordinary course of business that are not unpaid for more than 90 days past the stated due date therefor, unless being contested in good faith), (b) all obligations evidenced by notes, bonds, debentures or similar instruments (including, without limitation, any Subordinated Debt), (c) all indebtedness created or arising under any conditional sale or other title retention agreements with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in an event of default may be limited to repossession or sale of such property), (d) all

Capital Lease Obligations, (e) all Guaranteed Indebtedness, (f) all obligations of such Person under any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate option contract, foreign exchange contract, currency swap agreement, futures contract, option contract, synthetic cap, commodity purchase or option agreements or other similar agreement or contract designed to protect such Person against fluctuations in interest rates, currency values or commodity prices, as the case may be, or other hedging or derivative agreements, (g) all Indebtedness referred to in clause (a), (b), (c), (d), (e) or (f) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in property (including accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness, (h) the Obligations, and (i) all liabilities under Title IV of ERISA.

     "Indemnified Liabilities" has the meaning given to it in Section 6.1.

     "Indemnified Person" has the meaning given to it in Section 6.1.

     "Initial Advance" has the meaning given to it in Section 2.2.1.

     "Instruments" means, with respect to any Person, all "instruments" as such term is defined in the Code, now owned or hereafter acquired by such Person, wherever located, and in any event shall include all certificated securities, certificates of deposit and all notes and other evidences of indebtedness, other than instruments that constitute, or are a part of a group of writings that constitute, Chattel Paper.

     "Intellectual Property Rights" means, with respect to any Person, collectively, all Trademarks, and the goodwill associated with such Trademarks, all Patents, all Copyrights, all Internet Domain Names and all Licenses now held or hereafter acquired by such Person, together with all franchises, tax refund claims, rights of indemnification, payments under insurance, indemnities, warranties and guarantees payable with respect to the foregoing.

     "Internet Domain Names" means all rights in internet web sites and internet domain names presently registered or used by Borrower.

     "Inventory" means, with respect to any Person, all "inventory" as such term is defined in the Code, now owned or hereafter acquired by such Person, wherever located, and in any event shall include inventory, merchandise, goods and other personal property which are held by or on behalf of such Person for sale or lease or are furnished or are to be furnished under a contract of service or which constitute raw materials, work in process, finished goods, returned goods or materials or supplies of any kind, nature or description used or consumed or to be used or consumed in such Person's business or in the processing, production, packaging, promotion, delivery or shipping of the same, including other supplies, and all accessions and additions thereto and all documents of title covering any of the foregoing.

     "Investment" means, with respect to any Person (a) the acquisition (whether for cash, property, services, securities or otherwise) of capital stock, bonds, notes, debentures, partnership or other ownership interests or other securities of any other Person or any agreement to make any such acquisition; (b) the making of any deposit with, or advance, loan or other extension of credit to, any other Person (including the purchase of property from another Person subject to an understanding or agreement, contingent or otherwise, to resell such property to such Person); and (c) the entering into of any Guaranteed Indebtedness of, or other contingent obligation with respect to, Indebtedness or other liability of any other Person and (without duplication) any amount committed to be advanced, lent or extended to such Person.

     "Investment Property" means all investment property as such term is defined in the Code now owned or hereafter acquired by Borrower, wherever located, including (a) all securities whether certificated or uncertificated, including stocks, bonds, interests in limited liability companies, partnerships interests, treasuries, certificates of deposit, and mutual fund shares; (b) all securities entitlements of Borrower to any securities account and the financial assets held by a securities intermediary with respect to that account; (c) all securities accounts of Borrower; (d) all commodity contracts of Borrower; and (e) all commodity accounts held by Borrower.

     "IRC" means the Internal Revenue Code of 1986, as amended, and any successor thereto.

     "IRS" means the Internal Revenue Service, or any successor thereto.

     "Law" means, with respect to any Person, all provisions of constitutions, statutes, rules, regulations, and orders of all governmental bodies or regulatory agencies applicable to such Person, and all orders and decrees of all courts and arbitrators in proceedings or actions to which the Person in question is a party or by which it is bound.

     "Leases" means all of those leasehold estates in real property now owned or hereafter acquired by Borrower, as lessee.

     "Lender" has the meaning given to it in the introduction.

     "Letter-of-Credit Rights" means letter-of-credit rights as such term is defined in the Code, now owned or hereafter acquired by Borrower, including rights to payment or performance under a letter of credit, whether or not Borrower, as beneficiary, has demanded or is entitled to demand payment or performance.

     "License" means, with respect to any Person, any Patent License, Trademark License or other license of rights or interests now held or hereafter acquired by such Person.

     "Lien" means any mortgage, deed of trust, lien (statutory or other), pledge, hypothecation, assignment, claim, charge, security interest, easement, encumbrance, deposit arrangement, preference, priority, preferential arrangement or security agreement, of any nature or kind whatsoever, whether or not choate, vested, or perfected (including any conditional sale or other title retention agreement, any easement, right of way or other encumbrance on title to real property and any financing lease having substantially the same economic effect as any of the foregoing, and the filing of, or agreement to give, any financing statement perfecting a security interest under the Code or comparable law of any jurisdiction).

     "Loan Account" has the meaning given to it in Section 4.8.

     "Loan Documents" means this Agreement, the Term Loan Notes (if any), the Collateral Documents and the Final Order and all other pledges, powers of attorney, consents, assignments, Contracts, notices, letter of credit agreements and all other written matter whether heretofore, now or hereafter executed by or on behalf of Borrower, or any employee of Borrower, and delivered to Lender or any Lender in connection with this Agreement or the transactions contemplated hereby.

     "Material Adverse Effect" means a material adverse effect on (a) the business, Properties, operations, or financial condition of Borrower, (b) Borrower's ability to pay or perform its Obligations in accordance with the terms of the Loan Documents, (c) the Collateral or Lender's Lien on the Collateral or the priority or perfection of any such Lien except as such priority or perfection may be affected in accordance with express terms of this Agreement, (d) the rights and remedies of Lender under this Agreement and the other Loan Documents, and/or (e) Borrower's ability to perform any of its obligations or duties in accordance with the terms of the Purchase Agreement.

     "Material Contracts" means the contracts listed on Schedule 11.15 and any other Contract of Borrower which, if cancelled or terminated, could reasonably be expected to have or result in a Material Adverse Effect.

     "Material Decision" means any of the following to the extent the same may affect the Collateral or the Business: (a) entering into any contract involving in excess of $10,000, which obligations thereunder shall become due after the Closing, (b) termination of any executory contract or lease that involves future payments in excess of $10,000, (c) material amendment or waiver of any of Borrower's rights in respect of any executory contract or lease (for purposes of clause (c), "material" shall mean a value to Borrower or a payable from Borrower in excess of $10,000), (d) any action to respond to any material customer or regulatory complaint outside of the normal course of business; (e) any communication with customers of Borrower, concerning the transactions contemplated in the Purchase Agreement and/or the status of the operation of the business, or (f) any material change of any of Borrower's methods of collecting accounts receivable or any making or agreeing to make any settlement concerning an account receivable in excess of $1,000.

     "Maturity Date" means the earliest date on which any of the following occurs: (a) the date that is 120 calendar days after the Closing Date, (b) the date a plan of reorganization confirmed in the Bankruptcy Case becomes effective that does not provide for the payment in full of all amounts owed to Lender under this Agreement and the other Loan Documents on such effective date, (c) the date of the closing of a sale of all or substantially all of Borrower's Property pursuant to Section 363 of the Bankruptcy Code, a confirmed plan of reorganization or a liquidation pursuant to Chapter 7 of the Bankruptcy Code, and (d) the effective date of a plan of reorganization or arrangement in the Bankruptcy Case.

     "Maximum Lawful Rate" has the meaning assigned to it in Section 3.3.

     "Mortgages" means the mortgages, deeds of trust, leasehold mortgages or other conveyance document acceptable to Lender, executed by Borrower in favor of Lender, by and which Borrower grants and conveys to Lender as security for the Obligations, a Lien upon the Real Property and interests in Real Property of Borrower.

     "Multiemployer Plan" means a "multiemployer plan" as defined in Section 4001(a)(3) of ERISA, and to which Borrower or any ERISA Affiliate is making, is obligated to make, has made or been obligated to make, contributions on behalf of participants who are or were employed by any of them.

     "Obligations" means all loans, advances, debts, liabilities and obligations for the performance of covenants, or duties or for payment of monetary amounts (whether or not such performance is then required or contingent, or amounts are liquidated or determinable) owing by Borrower or any other obligor under any of the Loan Documents or the Purchase Agreement to Lender, and all covenants and duties regarding such amounts, of any kind or nature, present or future, whether or not evidenced by any note, agreement or other instrument, arising under any of the Loan Documents or the Purchase Agreement. This term includes (a) the Breakup Fee and all amounts due and owing by Borrower from time to time under the Purchase Agreement, (b) all amounts claimed by Lender and other Indemnified Parties pursuant to Section 6, and (c) all principal and interest (including interest which accrues after the commencement of any case or proceeding referred to in Section 15.1 (including the Bankruptcy Case)), on the Term Loan, all Fees, Charges, expenses, attorneys' and other advisors' fees and any other sum chargeable to Borrower or any other obligor under any of the Loan Documents.

     "Operating Lease" means any lease of real or personal property, or mixed property, which is not a Capital Lease.

     "Other Taxes" has the meaning given to it in Section 8.2.

     "Patent License" means, with respect to any Person, rights under any written agreement now owned or hereafter acquired by such Person granting any right with respect to any invention on which a Patent is in existence.

     "Patents" means, with respect to any Person, all of the following in which such Person now holds or hereafter acquires any right, title or interest: (a) all letters patent of the United States of America or any other country, all registrations and recordings thereof, and all applications for letters patent of the United States of America or any other country, including registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States of America, any State or Territory thereof, or any other country, and (b) all reissues, divisions, continuations, continuations-in-part or extensions thereof.

     "PBGC" means the Pension Benefit Guaranty Corporation or any successor thereto.

     "Pension  Plan"  means an  employee  pension  benefit  plan,  as defined in
Section 3(2) of ERISA,  which is not an  individual  account plan, as defined in
Section 3(34) of ERISA, and which Borrower or any ERISA Affiliate maintains, contributes to or has an obligation to contribute to on behalf of participants who are or were employed by any of them.

     "Permitted Lien" means: (a) Liens for Charges; provided, however, that payment thereof shall not at the time be required under Section 12.2 or to the extent that nonpayment thereof is permitted under the Bankruptcy Code; (b) deposits, Liens or pledges of cash collateral to secure obligations under workmen's compensation, unemployment insurance, social security or public liability laws or similar legislation or other public or statutory obligations arising in the ordinary course of business; (c) deposits, Liens or pledges of cash collateral to secure the performance of bids, tenders, contracts (other than contracts for the payment of money), obligations of a tenant under an Operating Lease, or surety, stay or appeal bonds or similar obligations arising in the ordinary course of business; (d) workers', mechanics', suppliers', carriers', warehousemen's Liens or other similar Liens arising by operation of law in the ordinary course of business and securing sums which are not past due or are being contested by Borrower reasonably and in good faith; (e) any attachment or judgment Lien which does not constitute an Event of Default under
Section 15.1.8, unless the judgment it secures shall not, within 15 days after the entry thereof, have been discharged or execution thereof stayed pending appeal, or shall not have been discharged within 15 days after the expiration of any such stay; (f) zoning restrictions, easements, licenses, or other restrictions on the use of real property or other minor irregularities in title (including leasehold title) thereto, including without limitation those shown on the title policies delivered to Lender on the Closing Date, so long as such restrictions or irregularities do not materially impair the use, value, or marketability of such real property, leases or leasehold estates as currently used by Borrower; (g) Liens created by statute or common law in favor of landlords for unpaid rent and related amounts that are not more than 15 days past due or are being contested by Borrower reasonably and in good faith; (h) Liens of a banking institution encumbering deposits (including setoff rights) held by such banking institution incurred in the ordinary course of business and which are within the general parameters customary in the banking industry; (i) purchase money Liens or purchase money security interests upon or in Equipment acquired by Borrower in the ordinary course of business to secure the purchase price of such Equipment or to secure Capital Lease Obligations, in each case, as permitted herein and incurred solely for the purpose of financing the acquisition of such Equipment; (j) cash deposits with utility companies as ordered by the Bankruptcy Court or as otherwise agreed to by Borrower and a utility company with the consent of the Lender; and (k) Liens listed on Schedule
1.1 which constitutes all Liens existing on and as of the Closing Date.

     "Person" means any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, limited liability company, limited liability partnership, institution, public benefit corporation, entity or government (whether Federal, state, county, city, municipal or otherwise, including any instrumentality, division, agency, body or department thereof).

     "Petition Date" has the meaning given to it in the recitals.

     "Plan" means, with respect to Borrower or any ERISA Affiliate, at any time, an employee benefit plan, as defined in Section 3(3) of ERISA, which Borrower maintains, contributes to or has an obligation to contribute to on behalf of participants who are or were employed by any of them.

     "Post-Petition" means the time period beginning immediately after the filing of the Bankruptcy Case.

     "Pre-Petition" means the time period ending immediately prior to the filing of the Bankruptcy Case.

     "Pre-Petition Indebtedness" means all Indebtedness of Borrower outstanding on the Petition Date immediately prior to the filing of the Bankruptcy Case.

     "Pre-Petition Liens" means all Liens against the Property of Borrower on the Petition Date immediately prior to the filing of the Bankruptcy Case.

     "Proceeds" means all "proceeds" as such term is defined in the Code and, in any event, shall include, with respect to any Person: (a) any and all proceeds of any insurance, indemnity, warranty or guaranty payable to such Person from time to time with respect to any of its property or assets; (b) any and all payments (in any form whatsoever) made or due and payable to such Person from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of such Person's property or assets by any governmental body, authority, bureau or agency (or any person acting under color of governmental authority); (c) any claim of such Person against third parties (i) for past, present or future infringement of any Patent or Patent License, or (ii) for past, present or future infringement or dilution of any Trademark or Trademark License or for injury to the goodwill associated with any Trademark, Trademark registration or Trademark licensed under any Trademark License; (d) any recoveries by such Person against third parties with respect to any litigation or dispute concerning any of such Person's Property, including claims arising out of the loss or nonconformity of, interference with the use of, defects in, or infringement of rights in, or damage to, such Property; (e) all amounts collected on, or distributed on account of, other Collateral, including dividends, interest, distributions and Instruments with respect to Investment Property and pledged Stock; and (f) any and all other amounts, rights to payment or other property acquired upon the sale, lease, license, exchange or other disposition of Collateral and all rights arising out of the Collateral.

     "Property" means any interest of any kind of interest, property or asset, whether real, personal or mixed, or tangible or intangible.

     "Purchase Agreement" means that certain Asset Purchase Agreement between Borrower and Lender or Lender's designee, to be dated in or about December 2010, together with all exhibits and schedules thereto, and as the same may be amended or restated from time to time.

     "Qualified Plan" means, for Borrower an employee pension benefit plan, as defined in Section 3(2) of ERISA, which is intended to be tax-qualified under IRC Section 401(a), and which Borrower or any ERISA Affiliate maintains, contributes to or has an obligation to contribute to on behalf of participants who are or were employed by any of them.

     "Real Property" has the meaning given on Section 11.4.

     "Release" means, with respect to any Person, any release or any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, disposing or migration of a Hazardous Material into the indoor or outdoor environment by such Person (or by a person under such Person's direction or Control), including the movement of a Hazardous Material through or in the air, soil, surface water, ground water or property; but shall exclude any release, discharge, emission or disposal in material compliance with a then effective permit, order, rule regulation or law of a Governmental Authority.

     "Reportable Event" means any of the events described in Section 4043 of ERISA except those events for which the 30 day notice period has been waived.

     "Restricted Payment" means, with respect to any Person, either directly or indirectly, (a) the declaration or payment of any dividend or the incurrence of any liability to make any other payment or distribution of cash or other Property in respect of such Person's Stock, (b) any payment on account of the purchase, redemption, defeasance or other retirement, or to obtain the surrender of, such Person's Stock or any other payment or distribution made in respect thereof, (c) any payment, loan, contribution, or other transfer of funds or other Property to any Stockholder or Affiliate of such Person, other than relating to salaries, bonuses and other compensation to such Person's officers, directors and employees in the ordinary course of business consistent with past practice, (d) any payment, purchase, redemption, retirement, or other acquisition for value or setting apart of any money for a sinking, or other analogous reserve fund for the purchase, redemption, retirement or other acquisition of, or to obtain the surrender of, or any payment (scheduled, voluntary or other) of principal of or interest on, or any other amount owing in respect of, any Subordinated Debt, or (e) any payment of a claim for the rescission of the purchase or sale of, or for material damages arising from the purchase or sale of any Stock of such Person, or of a claim for indemnification or contribution arising out of or relating to any such claim for damages or rescission.

     "Retiree Welfare Plan" means any Welfare Plan providing for continuing coverage or benefits for any participant or any beneficiary of a participant after such participant's termination of employment, other than continuation coverage provided pursuant to IRC Section 4980B and at the sole expense of the participant or the beneficiary of the participant.

     "Sale" means the sale of substantially all of Borrower's assets pursuant to
Section 363 of the Bankruptcy Code or a plan of reorganization.

     "Security Agreement" means the Security Agreement, dated of even date herewith, by Borrower in favor of Lender, together with all schedules and exhibits thereto, and as the same may be amended or restated.

     "Software" means all "software" as such term is defined in the Code, now owned or hereafter acquired by Borrower, other than software embedded in any category of goods, including all computer programs and all supporting information provided in connection with a transaction related to any program.

     "Stock" means all shares, options, warrants, general or limited partnership interests, membership interests, participation or other equivalents (regardless of how designated) of or in a corporation, partnership, limited liability company or equivalent entity whether voting or nonvoting, including common stock, preferred stock, or any other "equity security" (as such term is defined in Rule 3a11-1 of the General Rules and Regulations promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended).

     "Stockholder" means each holder of Stock of Borrower.

     "Subordinated Debt" means any Indebtedness of Borrower which is expressly and contractually subordinated in right of payment, to the satisfaction of Lender and to the Obligations.

     "Subsidiary" means, with respect to any Person, (a) any corporation of which an aggregate of 50% or more of the outstanding Stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether, at the time, Stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, owned legally or beneficially by such Person, or by one or more Subsidiaries of such Person, or by both, with respect to which any such Person has the right to vote or designate the vote of 50% or more of such Stock whether by proxy, agreement, operation of law or otherwise, and (b) any partnership or limited liability company in which such Person, or one or more Subsidiaries of such Person, or both, shall have an interest (whether in the form of voting or participation in profits or capital contribution) of 50% or more or of which any such Person is a general partner or managing member, as the case may be, or may exercise the powers of a general partner or managing member, as the case may be.

     "Tax" means (a) any tax, levies, imposts, duties, deductions, Charges, withholdings, assessments, fees or other charges imposed by any Governmental Authority or other like assessment or charge of any kind whatsoever (including withholding on amounts paid to or by any Person), together with any interest, penalty, addition to tax or additional amount imposed by any Governmental Authority (a "Taxing Authority") responsible for the imposition of any such tax (domestic or foreign), or (b) liability for the payment of any amounts of the type described in clause (a) above as a result of being party to any agreement or any express or implied obligation to indemnify any other Person.

     "Term Loan" has the meaning given to it in Section 2.1.

     "Term Loan Note" has the meaning given to it in Section 2.2.2.

     "Termination Date" means the date upon which all Obligations have been irrevocably paid in full.

     "Title IV Plan" means a Pension Plan, other than a Multiemployer Plan, which is covered by Title IV of ERISA.

     "Trademark License" means, with respect to any Person, rights under any written agreement now owned or hereafter acquired by such Person granting any right to use any Trademark or Trademark registration.

     "Trademarks" means, with respect to any Person, all of the following in which such Person now holds or hereafter acquires any interest: (a) all common law and statutory trademarks, trade names, corporate names, business names, trade styles, service marks, logos, other source or business identifiers, prints and labels on which any of the foregoing have appeared or appear, designs and general intangibles of like nature, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all applications in connection therewith, including registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States of America, any State or Territory thereof, or any other country or any political subdivision thereof; (b) all reissues, extensions or renewals thereof; and (c) all licenses thereunder and together with the goodwill associated with and symbolized by such trademark.

     "U.S. Trustee" means the United States Trustee appointed to the Bankruptcy Case.

     "Welfare Plans" means any welfare plan, as defined in Section 3(1) of ERISA, which is maintained or contributed to by Borrower or any ERISA Affiliate.

     1.2 Certain Matters of Construction. Any accounting term used in the Agreement or the other Loan Documents shall have, unless otherwise specifically provided herein or therein, the meaning customarily given such term in accordance with GAAP, and all financial computations hereunder or thereunder shall be computed, unless otherwise specifically provided herein or therein, in accordance with GAAP consistently applied. That certain items or computations are explicitly modified by the phrase "in accordance with GAAP" shall in no way be construed to limit the foregoing. All other undefined terms contained in this Agreement or the other Loan Documents shall, unless the context indicates otherwise, have the meanings provided for by the Code to the extent the same are used or defined herein or therein. The words "herein," "hereof" and "hereunder" or other words of similar import refer to the Agreement as a whole, including the exhibits and schedules hereto, as the same may from time to time be amended, modified or supplemented, and not to any particular section, subsection or clause contained in this Agreement. Whenever any provision in any Loan Document refers to the "knowledge" of any Person, such provision is intended to mean that such Person has actual knowledge or awareness of a particular fact or circumstance, or that such Person, if it had exercised reasonable diligence, should have known or been aware of such fact or circumstance. For purposes of this Agreement and the other Loan Documents, the following additional rules of construction shall apply: (a) wherever from the context it appears appropriate, each term stated in either the singular or plural shall include the singular and the plural, and pronouns stated in the masculine, feminine or neuter gender shall include the masculine, the feminine and the neuter; (b) the term "including" shall not be limiting or exclusive, unless specifically indicated to the contrary; (c) all references to statutes and related regulations shall include any amendments thereto and any successor statutes and regulations; and
(d) all references to any instruments or agreements, including references to any of the Loan Documents, shall include any and all modifications or amendments thereto and any and all extensions or renewals thereof, in each case, made in accordance with the terms of the Loan Documents.

Section 2.        Amount and Terms of Credit.

     2.1 Term Loan. Upon and subject to the terms and conditions hereof, the Lender agrees to make Advances to Borrower in an aggregate principal amount of up to $14,700,000 (the "Term Loan").

     2.2 Advances.

        2.2.1 Advances shall be made from the Closing Date until the Termina-tion Date. At least two Business Days prior to the Closing Date, Borrower will deliver to Lender a certificate certifying (a) the total payoff amount under the GasRock Debt as of the Closing Date, and (b) the amounts, as of the Closing Date, and payees of ad valorem taxes referenced in Section 2.3(c). The aggregate amount indicated on such certificate plus the Escrow Amount is the "Initial Advance," and this Section 2.2.1 constitutes Borrower's written request for Lender to loan to Borrower an amount equal to the Initial Advance on the Closing Date.

        2.2.2 Each Advance under the Term Loan may be, upon request of Lender, evidenced by a promissory note issued by Borrower in favor of Lender substantially in the form of Exhibit A, dated the Closing Date or the date of the relevant Advance, as applicable, payable to Lender in the principal amount equal to the amount of such Advance and otherwise duly completed (each, a "Term Loan Note", and together the "Term Loan Notes").

        2.2.3 On the date of the Initial Advance, Lender shall deposit the Escrow Amount directly into the Escrow Account for the benefit of the parties signatory to the Escrow Agreement, and such deposit shall be deemed part of the Initial Advance; provided, however, that pursuant to Section 3.1, the Escrow Amount shall not bear interest.

     2.3 Use of Proceeds. Borrower shall utilize proceeds of the Term Loan (net of any amounts used on the Closing Date to pay Fees) for only the following limited purposes: (a) paying the GasRock Debt, in full; (b) holding the
Carve-Out Amount in the Carve-Out Account until the close of the Sale; (c) paying pre-petition ad valorem taxes with respect to Real Property located in Wyoming; (d) funding the Escrow Amount into an interest bearing account to be maintained and disbursed pursuant to the terms and conditions of the Escrow Agreement; and (e) other purposes with the prior written consent of Lender, in its sole and absolute discretion. Without limiting the generality of the foregoing, other than as may be expressly permitted in the Final Order, without the prior written consent of Lender and other than the Escrow Amount, Borrower shall not be permitted to use the proceeds of the Term Loan or the Collateral:
(i) to finance in any way any action, suit, arbitration, proceeding, application, motion or other litigation of any type adverse to the interests of Lender or its rights and remedies under this Agreement, the other Loan Documents or the Final Order; (ii) to make any payment in settlement of any claim, action or proceeding before any Governmental Authority; or (iii) for any purpose other than as set forth in clauses (a), (b), (c) (d) or (e) of this Section 2.3.

     2.4 Escrow Amount. The Escrow Agreement will provide, among other things, that:

        2.4.1 The Escrow Amount will be held in the Escrow Account until the earlier to occur of the entry of a final order of the Bankruptcy Court in the Avoidance Action or in another Bankruptcy Court proceeding, determining that:

                (a) some or all of the fees and costs incurred by GasRock in connection with the Avoidance Action are obligations payable by Borrower pursuant to the GasRock Credit Agreement, in which case the escrow agent shall deliver to GasRock that portion of the Escrow Amount as provided for in such order, and shall deliver the remainder of the Escrow Amount, if any, to Borrower (if the Sale to Lender has closed as of such date) or Lender (if the Sale to Lender has not closed as of such date);

                (b) that the fees and costs incurred by GasRock in connection with the Avoidance Action are not obligations payable by Borrower pursuant to the GasRock Credit Agreement, in which case the escrow agent shall deliver the Escrow Amount to Borrower (if the Sale to Lender has closed as of such date) or Lender (if the Sale to Lender has not closed as of such date); and

                (c) the parties have fully settled and resolved GasRock's claim with respect to the fees and costs incurred by GasRock in connection with the Avoidance Action, in which case the escrow agent shall deliver to GasRock that portion of the Escrow Amount to GasRock as provided for in such settlement as approved, if necessary, by the Bankruptcy Court, and shall deliver the remainder of the Escrow Amount, if any, to Borrower (if the Sale to Lender has closed as of such date) or Lender (if the Sale to Lender has not closed as of such date);

        2.4.2 All interest earned on the Escrow Amount shall be payable to Lender;

        2.4.3 All fees and costs charged by the escrow agent will be shared equally by Borrower and GasRock; and

        2.4.4 The Escrow Agreement shall contain such other terms and provisions as are customary and standard for transactions of this nature, type and size.

Section 3.        Interest on Term Loan.

     3.1 Rate of Interest. Interest shall accrue on the principal amount of the Obligations outstanding at the end of each day at a per annum rate equal to the Base Rate in effect as of the opening of business on each day; provided, however, that at any time interest at the Default Rate is accruing, Section 3.2 shall apply and this Section 3.1 shall not apply. Notwithstanding anything herein to the contrary, while the Escrow Amount shall constitute Obligations for all purposes hereof, interest shall not accrue on any portion of the Escrow Amount.

     3.2 Default Interest. Upon and after the occurrence of an Event of Default (other than an Event of Default that results under Section 15.1.1 solely because the Obligations are not repaid on or before the 120th day following the Closing
Date) and during the continuation thereof, interest shall accrue on the principal amount of the Obligations outstanding at the end of each day at a per annum rate equal to the Base Rate in effect as of the opening of business on each day plus 4% (the "Default Rate").

     3.3 Maximum Interest. Notwithstanding anything to the contrary set forth in this Section 3.3, if, at any time prior to the Termination Date, the rate of interest payable to Lender hereunder exceeds the highest rate of interest permissible under any law which a court of competent jurisdiction shall, in a final determination, deem applicable hereto (the "Maximum Lawful Rate"), then in such event and so long as the Maximum Lawful Rate would be so exceeded, the rate of interest payable hereunder to Lender shall be equal to the Maximum Lawful Rate; provided, however, that if at any time thereafter the rate of interest payable hereunder is less than the Maximum Lawful Rate, Borrower shall continue to pay interest hereunder to Lender at the Maximum Lawful Rate until such time as the total interest received by Lender from the making of the Term Loan hereunder is equal to the total interest which Lender would have received had the interest rate payable hereunder been (but for the operation of this paragraph) the interest rate payable since the Closing Date as otherwise provided in this Agreement. Thereafter, the interest rate payable to Lender hereunder shall be the rate of interest provided in Sections 3.1 or 3.2, as applicable, unless and until the rate of interest again exceeds the Maximum Lawful Rate, in which event this paragraph shall again apply. In no event shall the total interest received by Lender pursuant to the terms hereof exceed the amount which Lender could lawfully have received had the interest due hereunder been calculated for the full term hereof at the Maximum Lawful Rate. In the event the Maximum Lawful Rate is calculated pursuant to this paragraph, such interest shall be calculated at a daily rate equal to the Maximum Lawful Rate divided by the number of days in the year in which such calculation is made. In the event that a court of competent jurisdiction, notwithstanding the provisions of this Section 3.3, shall make a final determination that Lender has received interest hereunder or under any of the Loan Documents in excess of the Maximum Lawful Rate, Lender shall, to the extent permitted by Law, promptly apply such excess first to any lawful interest due and not yet paid hereunder, then to the outstanding principal of the Obligations, then to Fees and any other unpaid Obligations and thereafter shall promptly refund any excess to Borrower or as a court of competent jurisdiction may otherwise order.

     3.4 Computation of Interest. Interest shall be calculated daily and shall be computed based on the actual number of days elapsed over a year of 360 days. For the purpose of computing interest hereunder, all items of payment received by Lender shall be deemed applied by Lender on account of the Obligations (subject to final payment of the Obligations) one Business Day after receipt by Lender.

Section 4.        Payments.

     4.1 Payment of Obligations. Borrower hereby promises to pay to Lender the entire outstanding principal amount of the Term Loan, all accrued and unpaid interest and all other outstanding Obligations (other than Fees) immediately, in cash, upon the earliest to occur of: (a) the Maturity Date, (b) the occurrence of an Event of Default in consequence of which Lender elects to accelerate the maturing and payment of the Obligations, and (c) immediately prior to the Closing Date (as that term is defined in the Purchase Agreement). If any principal, interest or other payment under this Agreement becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate of interest during such extension.

     4.2 Acceleration. Notwithstanding anything to the contrary contained herein or in any other Loan Document, upon the effective date of any termination of this Agreement pursuant to Section 15, the entire outstanding balance of the Term Loan and all other Obligations (including all accrued and unpaid interest on the Term Loan and other Obligations) shall be immediately due and payable.

     4.3 Payment of Fees. Notwithstanding anything herein to the contrary, Borrower hereby promises to pay to Lender all Fees as and when provided in this Agreement, the other Loan Documents, or upon receipt of written demand from Lender.

     4.4 Voluntary Prepayment. Borrower may, at its option from time to time, prepay principal or accrued interest due under the Term Loan; provided, however, that Borrower shall provide Lender with 10 days prior written notice of the date and amount of such prepayment. Such prepayments shall be without premium or penalty.

     4.5 Mandatory Prepayment. If Borrower sells any of its Properties, or if any of its Properties are lost or destroyed or taken by condemnation, Borrower shall pay to Lender for application to the Term Loan as and when received by Borrower a sum equal to 100% of the proceeds received by Borrower from such sale, loss, destruction or condemnation; provided, however, that if a Property or Collateral is the subject of an insured loss, damage or destruction, Borrower shall (a) within one Business Day of such loss, provide written notice to Lender, setting forth a description of such Property, and the cost of replacement or repair, and (b) not, without the prior written consent of Lender, notify any insurance provider, broker or carrier, or file any claim for recovery, of such loss, damage or destruction.

     4.6 Receipt of Payments. All items of payment received by Lender by 1:00 p.m. (Denver time) on any Business Day shall be deemed received on that Business Day. All items of payment received by Lender after 1:00 p.m. (Denver time) on any Business Day shall be deemed received on the following Business Day. Borrower shall make all items of payment due under this Agreement on the day when due in dollars in immediately available funds to the account designated on Annex B or otherwise designated in writing by Lender.

     4.7 Application and Allocation of Payments. Borrower irrevocably waives the right to direct the application of any and all payments at any time or times hereafter received by Lender from or on behalf of Borrower. Notwithstanding the foregoing, in the absence of a specific determination by Lender with respect thereto, or if an Event of Default shall have occurred and be continuing, such payments shall be applied in the following order: (a) first, to pay any Fees, indemnities, or expense reimbursements then due to Lender; (b) second, to pay interest then due and payable by Borrower; (c) third, to pay or prepay principal outstanding under the Term Loan; and (d) fourth, to pay all other Obligations outstanding.

     4.8 Accounting. Lender shall maintain a loan account (the "Loan Account") on its books to record all payments made by Borrower, and all other debits and credits as provided in this Agreement with respect to the Term Loan and any other Obligations. All entries in the Loan Account shall be made in accordance with Lender's customary accounting practices as in effect from time to time. The balance in the Loan Account, as recorded on Lender's most recent printout or other written statement and provided to Borrower, shall, absent manifest error and following a 30 day period during which Borrower may object in writing to such statement, be presumptive evidence of the amounts due and owing to Lender by Borrower; provided, however, that any failure to so record or any error in so recording shall not limit or otherwise affect Borrower's duty to pay the Obligations.

Section 5.        Fees and Expenses.

     5.1 Borrower agrees to pay on demand all reasonable out-of-pocket costs and expenses (including fees and expenses of counsel and of other advisors) of Lender in connection with the preparation, negotiation, approval, execution, delivery, administration, modification, amendment, waiver, enforcement, and defense (whether through negotiations, legal proceedings or otherwise) of the Loan Documents, and commitments relating thereto, and the other documents to be delivered hereunder or thereunder and the transactions contemplated hereby and thereby and the fulfillment or attempted fulfillment of conditions precedent hereunder, including: (a) any amendment, modification or waiver of, or consent with respect to, any of the Loan Documents or advice in connection with the administration of the advances made pursuant hereto or its rights hereunder or thereunder; (b) any litigation, arbitration, contest, dispute, suit, proceeding or action (whether instituted by Lender, Borrower or any other Person) in any way relating to the Collateral, any of the Loan Documents or any other agreements to be executed or delivered in connection therewith or herewith, whether as party, witness, or otherwise, including any litigation, arbitration, contest, dispute, suit, case, proceeding or action, and any appeal or review thereof, in connection with a case commenced (i) in good faith by or against Borrower or any other Person that may be obligated to Lender by virtue of the Loan Documents, or (ii) under the Bankruptcy Code, as now constituted or hereafter amended, or any other applicable federal, state or foreign bankruptcy or similar insolvency law; provided, however, that Borrower shall not be required to pay any out-of-pocket costs and expenses of Lender in any litigation, contest, dispute, suit, proceeding or action resulting solely from Lender's gross negligence or willful misconduct as determined by a final judgment of a court of competent jurisdiction; (c) any attempt to enforce any rights of Lender against Borrower or any other Person that may be obligated to Lender by virtue of any of the Loan Documents; (d) any Event of Default; or (e) any effort to (A) monitor the Loans and the Loan Documents, (B) evaluate, observe, assess Borrower or its affairs, or (C) verify, protect, evaluate, assess, appraise, collect, sell, liquidate or otherwise dispose of the Collateral. Lender shall charge Borrower the costs of not more than one such examination or audit per fiscal quarter, so long as an Event of Default has not previously occurred, and Lender's reimbursement for such field examinations shall not exceed $10,000 per audit so long as an Event of Default has not previously occurred (plus all reasonable out-of-pocket costs and expenses).

     5.2 Borrower agrees to pay on demand all reasonable out-of-pocket costs and expenses (including fees and expenses of counsel) of Lender in connection with any Event of Default and any enforcement or collection proceedings resulting therefrom or any amendment, modification or waiver of, or consent with respect to, any of the Loan Documents in connection with any Event of Default.

     5.3 Borrower agrees to pay on demand all reasonable fees, costs and expenses (including the fees and expenses of all of its counsel, advisors, consultants and auditors) incurred in connection with the preparation and review of pleadings, documents and reports related to the Bankruptcy Case and any subsequent case under Chapter 7 of the Bankruptcy Code, attendance at meetings, court hearings or conferences related to the Bankruptcy Case and any subsequent case under Chapter 7 of the Bankruptcy Code, and general monitoring of the Bankruptcy Case and any subsequent case under Chapter 7 of the Bankruptcy Code.

     5.4 Without limiting the generality of the foregoing, Borrower's obligation to reimburse Lender for out-of-pocket costs and expenses shall include the reasonable fees and expenses of counsel (and local, foreign or special counsel, advisors, consultants and auditors retained by such counsel), as well as the reasonable fees and expenses of accountants, environmental advisors, appraisers, investment bankers, management and other consultants and paralegals; court costs and expenses; photocopying and duplicating expenses; court reporter fees, costs and expenses; long distance telephone charges; air express charges; telegram charges; secretarial overtime charges; expenses for travel, lodging and food; and all other reasonable out-of-pocket costs and expenses of every type and nature paid or incurred in connection with the performance of such legal or other advisory services.

     5.5 Upon the consummation of a sale of all or a portion of the Purchased Assets (as that term is defined in the Sale Documents) to any Person other than Lender, Borrower agrees to pay to Lender an amount equal to the sum of the following: (a) 3% of the sum of the Purchase Price (as that term is defined in the Purchase Agreement, calculated as of the date of consummation of such sale) plus all liabilities assumed by such purchaser (calculated as of the date of consummation of such sale) (collectively, the "Breakup Fee"). Notwithstanding the foregoing, the Breakup Fee (i) shall be treated as an administrative expense claim in the Bankruptcy Case, and (ii) shall be paid without notice or an order of the Bankruptcy Court to Lender within three Business Days following the closing of such sale to the third party.

     5.6 Notwithstanding anything herein to the contrary, Fees in this Section 5 shall not include legal fees of Ballard Spahr LLP, counsel to Lender, incurred solely in connection with the drafting and negotiation of the Purchase Agreement, the Bill of Sale (as defined in the Purchase Agreement), the Assignment and Assumption Agreement (as defined in the Purchase Agreement), and/or the Litigation Agreement (as defined in the Purchase Agreement), and Borrower shall not be obligated to pay or reimburse such fees to Lender.

Section 6.        Indemnity.

     6.1 Borrower shall indemnify and hold harmless Lender and its Affiliates, and its officers, directors, employees, attorneys and representatives (each, an "Indemnified Person"), from and against any and all suits, actions, proceedings, claims, damages, losses, liabilities and expenses (including reasonable attorneys' fees and disbursements and other costs of investigations or defense, including those incurred upon any appeal) (each, a "Claim") which may be instituted or asserted against or incurred by any such Indemnified Person as the result of credit having been extended, suspended or terminated under this Agreement and any other Loan Document and the administration of such credit, and in connection with or arising out of the transactions contemplated hereunder and thereunder, and any actions or failures to act in connection therewith, including any and all Environmental Liabilities and legal costs and expenses arising out of or incurred in connection with disputes between or among the Parties to any of the Loan Documents (collectively, "Indemnified Liabilities"); provided, however, that Borrower shall not be liable for any indemnification to an Indemnified Person to the extent that any such suit, action, proceeding, claim, damage, loss, liability or expense results solely from that Indemnified Person's gross negligence or willful misconduct as finally determined by a court of competent jurisdiction. NO INDEMNIFIED PERSON SHALL BE RESPONSIBLE OR LIABLE TO ANY OTHER PARTY TO ANY LOAN DOCUMENT, ANY SUCCESSOR, ASSIGNEE OR THIRD PARTY

BENEFICIARY OF SUCH PERSON OR ANY OTHER PERSON ASSERTING CLAIMS DERIVATIVELY THROUGH SUCH PARTY, FOR INDIRECT, PUNITIVE, EXEMPLARY OR CONSEQUENTIAL DAMAGES WHICH MAY BE ALLEGED AS A RESULT OF CREDIT HAVING BEEN EXTENDED, SUSPENDED OR TERMINATED UNDER ANY LOAN DOCUMENT OR AS A RESULT OF ANY OTHER TRANSACTION CONTEMPLATED HEREUNDER OR THEREUNDER.

     6.2 Borrower hereby acknowledges and agrees that Lender (as of the date hereof) is not now nor has ever been in control of any Property or the affairs or operations of Borrower.

Section 7.        Access.

     7.1 Continuing Access. Borrower shall, and shall cause each and all of its officers, employees, attorneys and other agents to: (a) provide access during normal business hours to Lender and any of its officers, employees and agents as frequently as Lender determines to be appropriate upon reasonable advance notice to Borrower (unless an Event of Default shall have occurred and be continuing, in which event no such notice shall be required and such access shall be at any and all times) to the properties and facilities of Borrower; (b) permit Lender and any of its officers, employees and agents, as frequently as Lender determines to be appropriate, to inspect, audit and make extracts from all of Borrower's non-privileged records, files and books of account upon reasonable advance notice to Borrower (unless an Event of Default shall have occurred and be continuing, in which event no such notice shall be required and such access shall be at any and all times); and (c) permit Lender and any of its officers, employees and agents, as frequently as Lender determines to be appropriate, upon reasonable advance notice to Borrower (unless an Event of Default shall have occurred and be continuing, in which event no such notice shall be required and such access shall be at any and all times) to conduct audits and to inspect, review and evaluate the Collateral, in each case subject to any confidentiality agreements binding Borrower, and Borrower agrees to render to Lender at Borrower's cost and expense such clerical and other assistance as may be reasonably requested with regard thereto.

     7.2 Books and Records. Borrower shall make available to Lender and its counsel, as quickly as practicable under the circumstances, originals or copies of all books, records, board minutes, contracts, insurance policies, environmental audits, business plans, files, financial statements (actual and pro forma), filings with federal, state and local regulatory agencies, other instruments and documents in the custody or control or otherwise belonging to or property of Borrower and key personnel for interviews which Lender may reasonably request. Borrower shall deliver any document or instrument reasonably necessary for Lender, as it may from time to time request, to obtain records from any service bureau or other Person which maintains records for Borrower, and shall maintain duplicate records or supporting documentation on media, including computer tapes and discs owned by Borrower. Borrower shall make available to Lender, upon its reasonable request, information and records prepared by its certified public accountants and its banking and other financial institutions.

     7.3 Periodic Reports. Borrower shall make weekly reports to Lender regarding Borrower's operations and management of its business, and shall timely deliver to Lender true, correct and complete copies of the reports and financial information set forth on Annex A. Borrower shall be required to obtain Lender's written approval (which may be withheld in Lender's sole discretion) prior to Borrower engaging in any contemplated activity outside of Borrower's ordinary course of business.

Section 8.        Taxes.

     8.1 Any and all payments by or on behalf of Borrower under this Agreement, any Term Loan Note or any other Loan Document shall be made, in accordance with this Section 8, free and clear of, and without deduction for, any and all present or future Taxes. If Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder or under the Term Loan Note or other Loan Document, (a) the sum payable shall be increased as shall be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 8), Lender receives an amount equal to the sum it would have received had no such deductions been made,
(b) Borrower shall make such deductions, and (c) Borrower shall pay the full amount deducted to the relevant taxing or other authority in accordance with Law.

     8.2 In addition, Borrower agrees to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies that arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement ("Other Taxes").

     8.3 Borrower shall indemnify and, within 10 days of demand therefor, pay Lender for the full amount of Taxes or Other Taxes (including any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section 8) paid by Lender and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted.

     8.4 Within 30 days after the date of any such payment of Taxes or Other Taxes described in Sections 8.1, 8.2 or 8.3, Borrower shall furnish to Lender the original or a certified copy of a receipt evidencing payment thereof or other evidence of payment satisfactory to Lender.

Section 9.        Super-Priority Nature of Obligations and Lender's Liens.

     9.1 Priority. The priority of Lender's Liens on the Collateral shall be as set forth in the Final Order. Subject to Final Order, no filings, recordings or other actions shall be necessary to perfect and maintain the perfection and status of such Liens.

     9.2 Administrative Expense.


        9.2.1 All Obligations of Borrower under this Agreement and the other Loan Documents shall constitute administrative expenses of Borrower in the Bankruptcy Case, with administrative priority and senior-secured status under
Section 364(c) of the Bankruptcy Code. Subject only to the Carve-Out Amount, such administrative claim shall have priority over all other costs and expenses of the kinds specified in, or ordered pursuant to, Sections 105, 326, 330, 331, 503(b), 506(c), 507(a), 507(b), 726 or any other provision of the Bankruptcy Code and shall at all times be senior to the rights of Borrower, Borrower's estate, and any successor trustee or estate representative in the Bankruptcy Case or any subsequent proceeding or case under the Bankruptcy Code. The Liens granted to Lender in and against the Collateral, and the priorities accorded to the Obligations, shall have the priority and senior-secured status afforded by Sections 364(c) of the Bankruptcy Code (all as more fully set forth in Final Order) senior to all claims and interests, other than the Carve-Out Expenses up to the Carve-Out Amount and the Carve-Out Account.

        9.2.2 Lender's Liens and its  administrative  claim under Section 364(c)
(1) of the Bankruptcy Code afforded the Obligations shall also have priority over any claims arising under Section 506(c) of the Bankruptcy Code, subject and subordinate only to (a) the Carve-Out Expenses up to the Carve-Out Amount, and
(b) the right of Lender and any other party-in-interest to object to the award of such fees and expenses in accordance with any applicable local or federal bankruptcy rule or, if applicable, order of the Bankruptcy Court relating to the approval of fees and expenses and objections thereto; provided, however, that

Carve-Out Expenses shall not include, and the Carve-Out Amount shall not be available to pay, any fees or disbursements related to the commencement or prosecution of any claims or proceedings against Lender or its claims or security interests in, or Liens upon, the Collateral whether under this Agreement or any other Loan Document. In the event of any inconsistency in the definition of "Carve-Out Amount" between the provisions of this Agreement and the Final Order, the provisions of the Final Order shall govern.

     9.3 No Superior Claims. Except as set forth herein or in the Final Order, no other claim having a priority superior or pari passu to that granted to Lender by the Final Order shall be granted or approved while any Obligations of Borrower under this Agreement or any other Loan Documents remain outstanding.

     9.4 No Discharge; Survival of Claims. Borrower agrees, to the extent applicable, that (a) the Obligations hereunder shall not be discharged by the entry of an order confirming a plan of reorganization in the Bankruptcy Case (and Borrower, pursuant to Section 1141(d)(4) of the Bankruptcy Code, hereby waives any such discharge), and (b) any super-priority administrative claim granted to Lender pursuant to any order described in this Section 9 and the Liens granted to Lender pursuant to any order described in this Section 9 shall not be affected in any manner by the entry of an order confirming a plan of reorganization in the Bankruptcy Case.

     9.5 Waiver of Any Priming Rights. Upon the Closing Date, and on behalf of itself and its estate, and for so long as any Obligation shall be outstanding, Borrower hereby irrevocably waives any right, pursuant to Sections 364(c) of the Bankruptcy Code or otherwise, to grant any Lien of equal or greater priority than the Liens securing the Obligations, or to approve a claim of equal or greater priority than the Obligations.

Section 10.       Closing; Conditions Precedent to Closing and Each Advance.

     10.1 Closing. Unless otherwise agreed to in writing by each of Lender and Borrower, the closing (the "Closing") of the Initial Advance, all as provided for in this Agreement, shall take place at the offices of Ballard Spahr LLP, 1225 17th Street, Suite 2300, Denver, Colorado 80202, on the date all of the conditions set forth in this Section 10 have occurred (other than those requiring a delivery, or taking of other action, at the Closing). For purposes of this Agreement, the term "Closing Date" means the date upon which the Closing actually occurs; provided, however, that the Closing Date shall occur not later than the third Business Day after the date on which the Final Order is entered by the Bankruptcy Court.

     10.2  Conditions  Precedent.  Notwithstanding  any other  provision of this
Agreement and without affecting in any manner the rights of Lender under this Agreement or any of the Loan Documents, Borrower shall have no rights under this Agreement (but shall have all Obligations hereunder), and Lender shall not be obligated to make any Advances, or to take, fulfill, or perform any other action hereunder, until the following conditions have been fulfilled to the satisfaction of Lender:

        10.2.1 Lender shall have received duly executed counterparts of this Agreement and the other Loan Documents from Borrower, and such documents, instruments, certificates, and agreements as Lender shall reasonably request in connection with the transactions contemplated by this Agreement and the other Loan Documents, including all documents, instruments, agreements and other materials listed on Schedule 10.2.1, each in form and substance satisfactory to Lender;

        10.2.2 Lender shall have received evidence satisfactory to it that Borrower has obtained consents and acknowledgments of all Persons whose consents and acknowledgments may be required, including, but not limited to, all requisite Governmental Authorities, to the terms and to the execution and delivery of this Agreement and the other Loan Documents and the consummation of the transactions contemplated hereby and thereby;

        10.2.3 Borrower shall have filed with the Bankruptcy Court in the Bankruptcy Case a motion and form of order, each in form and substance acceptable to Lender, in its sole discretion, seeking an order of the Bankruptcy Court, to approve the Purchase Agreement and each other Sale Document (including but not limited to the Litigation Agreement), all of the terms and conditions thereof, and to approve and authorize Borrower to consummate the transactions contemplated in the Sale Documents, pursuant to and in accordance with Sections 363 and 365 of the Bankruptcy Code;

        10.2.4 Payment and satisfaction of the GasRock Debt to the extent necessary for Borrower to obtain a release of all Liens held by GasRock in connection with the GasRock Credit Agreement shall occur simultaneously with the Closing of the Initial Advance, and immediately following the Initial Advance, Lender shall have received written evidence satisfactory to it that Borrower has paid and satisfied the GasRock Debt as set forth in this Section 10.2.4,and such written evidence shall include an unqualified statement by GasRock confirming that on the Closing Date, GasRock irrevocably releases and terminates all Liens held by GasRock or may be entitled to assert against Borrower or its Property;

        10.2.5 On the date of any Advance, Lender shall be satisfied in its sole discretion that Lender has a valid and continuing first priority perfected security interest in all assets of Borrower, including all of Borrower's rights under and to all of its personal Property and Real Property;

        10.2.6 Lender shall have received certificates of property and liability insurance of Borrower showing loss payable or additional insured clauses or endorsements, or both, as appropriate, in favor of Lender, in form and substance satisfactory to Lender;

        10.2.7 No action, proceeding, investigation, regulation or legislation shall have been instituted or threatened before any Governmental Authority as of the date of any Advance to enjoin, restrain or prohibit, or to obtain damages in respect of, or which is related to or arises out of this Agreement or any of the other Loan Documents or the consummation of the transactions contemplated hereby and thereby and which, in Lender's sole judgment, would make it inadvisable to consummate the transactions contemplated by this Agreement or any of the other Loan Documents;

        10.2.8 Other than the Bankruptcy Case and as is disclosed on Schedule 10.2.8, none of the following shall have occurred and be continuing as of the date of any Advance: (a) a Material Adverse Effect; (b) a material increase in liabilities, liquidated or contingent (net of any offsetting increase in assets), or a material decrease in assets of Borrower; or (c) any litigation or other proceeding which could reasonably be expected to be successful is pending or threatened which, if successful, could, individually or in the aggregate, reasonably be expected to have or result in a Material Adverse Effect; and

        10.2.9 Lender shall have received all financial information and finan-cial statements requested of Borrower in form and substance satisfactory to Lender.

Section 11.       Representations and Warranties of Borrower.

     To induce Lender to enter into this Agreement and make the Term Loan, Borrower makes the following representations and warranties to Lender on the date of each Advance (and each such representation and warranty shall survive the execution and delivery of this Agreement) that:

     11.1 Corporate Existence; Compliance with Law. Borrower: (a) is an entity duly organized or formed, validly existing and, where applicable, in good standing under the laws of the jurisdiction of its formation and is duly qualified to do business and is validly existing or in good standing, as the case may be, in each other jurisdiction where its ownership or lease of Property or the conduct of its business requires such qualification; (b) subject to the entry of the Final Order by the Bankruptcy Court, has the requisite power and authority and the legal right to own, pledge, mortgage or otherwise encumber and operate its Properties, to lease the Property it operates under lease, and to conduct its business as now, heretofore and proposed to be conducted; (c) has all material licenses, permits, consents or approvals from or by, and has made all filings with, and has given all material notices to, all Governmental Authorities having jurisdiction, to the extent required for such ownership, operation and conduct; (d) is in compliance with its certificate of incorporation and bylaws; and (e) is in compliance in all material respects with all Law, except to the extent that (i) such compliance is excused by the Bankruptcy Code or by an applicable order of the Bankruptcy Court, and (ii) such non-compliance would neither have nor could reasonably be expected to have a Material Adverse Effect.

     11.2 Executive Offices; Corporate or Other Names; FEIN. The current locations of Borrower's executive offices, principal place of business, corporate offices, all warehouses and premises within which any Collateral is stored or located, and the locations of Borrower's records concerning the Collateral are set forth on Schedule 11.2 and, except as set forth on Schedule 11.2, such locations have not changed during the preceding 12 months. In addition, the federal employer identification number of Borrower is shown on
Schedule 11.2. During the prior five years, except as set forth on Schedule 11.2, Borrower has not been known as or used any corporate, fictitious or trade name.

     11.3 Corporate Power; Authorization; Enforceable Obligations. Upon the entry of the Final Order by the Bankruptcy Court, the execution, delivery and performance by Borrower of this Agreement and the other Loan Documents to which it is a party and all other instruments and documents to be delivered by it hereunder and thereunder to the extent it is a party thereto and the creation of all Liens provided for herein and therein: (a) are within its organizational power; (b) have been duly authorized by all necessary action; (c) are not in contravention of any provision of its certificate of incorporation, bylaws or other organizational documents; (d) will not violate any Law, or any order or decree of any court or Governmental Authority; (e) will not conflict with or result in the breach or termination of, constitute a default under or accelerate any performance required by, any material indenture, mortgage, deed of trust, lease, agreement or other instrument to which it is a party or by which it or any of its material Property is bound; (f) will not result in the creation or imposition of any Lien upon any of the Property of Borrower other than those in favor of Lender pursuant to this Agreement and the other Loan Documents; and (g) do not require the consent or approval of any Governmental Authority or any other Person, all of which will have been duly obtained, made or complied with prior to the Closing Date and which are in full force and effect. At or prior to the Closing Date, each of the Loan Documents to which Borrower is a party shall have been duly executed and delivered to Lender by Borrower and shall then, assuming due execution and delivery by the other parties thereto, subject to the entry of the Final Order by the Bankruptcy Court, constitute a legal, valid and binding obligation of Borrower to the extent it is a party thereto, enforceable against it in accordance with its terms.

     11.4 Property; Liens. The real Property listed on Schedule 11.4 constitutes all of the real Property owned, leased or used by Borrower or in Borrower's business (the "Real Property"). Borrower has either good and marketable title or valid leasehold interests in all of its Properties and the Real Property. Borrower does not own any Real Property or have any Real Property interests other than as set forth on Schedule 11.4. None of the Properties or Real Properties of Borrower are subject to any Liens, except (a) Permitted Liens, (b) the Pre-Petition Liens, and (c) from and after the Closing Date, the Lien in favor of Lender pursuant to the Collateral Documents. Borrower has received all deeds, assignments, waivers, consents, non-disturbance and recognition or similar material agreements, bills of sale and other documents, and duly effected all recordings, filings and other material actions necessary to establish, protect and perfect Borrower's right, title and interest in and to all personal Property and Real Property owned and used by Borrower. Borrower does not own, hold or is obligated under or a party to, any option, right of first refusal or any other contractual right to purchase, acquire, sell, assign or dispose of any personal Property or Real Property owned or used by Borrower. No material portion of any personal Property or Real Property owned or used by Borrower has suffered any material damage by fire or other casualty loss which has not heretofore been completely repaired and restored to its condition before the casualty. All permits required to have been issued or appropriate to enable the personal Property and Real Property to be lawfully occupied and used for all of the purposes for which they are currently occupied and used have been lawfully issued and are, as of the date hereof, in full force and effect.

     11.5 Restrictions; No Default. Except as set forth on Schedule 11.5, no Contract, lease, agreement, Instrument or other Document to which Borrower is a party or by which it or any of its Properties is bound or affected and no provision of any charter, corporate restriction, Law or governmental regulation, individually or in the aggregate, has had a Material Adverse Effect in the five year period prior to the date hereof. Borrower is not in default, and no third party is in default, under or with respect to any Contract, lease, agreement, Instrument or other Documents to which Borrower is a party, which default or defaults, individually or in the aggregate, could reasonably be expected to have or result in a Material Adverse Effect. No Event of Default has occurred and is continuing.

     11.6 Taxes. All federal, state, local and foreign tax returns, reports and statements, including information returns required to be filed with respect to Borrower have been timely filed, all such tax returns, reports and statements are correct and complete in all material respects, and except as otherwise prohibited by the Bankruptcy Case, all Charges and other impositions due and payable with respect to Borrower (whether or not shown on any such tax returns, reports and statements) have been paid prior to the date on which any fine, penalty, interest or late charge may be added thereto for nonpayment thereof, other than the ad valorem taxes described in Section 2.3. Borrower has adequately provided for in its books and records all unpaid Charges and other impositions, being those not yet due and payable. Proper and accurate amounts have been withheld by Borrower from their employees and other third parties for all periods and such withholdings have been timely paid to the respective Governmental Authorities. Schedule 11.6 sets forth those taxable years for which any of the tax returns of Borrower are currently being audited by the IRS or any other applicable Governmental Authority, and any currently, pending or threatened assessments, actions, disputes or claims with respect to taxes are listed thereon. There are no liens on any of the assets of Borrower with respect to Taxes except for Permitted Liens. Borrower has not executed or filed with the IRS or any other Governmental Authority any agreement or other document extending, or having the effect of extending, the period for assessment or collection of any Charges or the filing of any tax return. None of the Property owned by Borrower is property which it is required to treat as being owned by any other Person pursuant to the provisions of IRC Section 168(f)(8) of the Internal Revenue Code of 1954, as amended, and in effect immediately prior to the enactment of the Tax Reform Act of 1986 or is "tax-exempt use property" within the meaning of IRC Section 168(h). Borrower has not agreed or been requested to make any adjustment under IRC Section 481(a) by reason of a change in accounting method or otherwise. Borrower has no obligation under any tax-sharing agreement or arrangement, or liability for Charges or impositions for any other Person under Law, as transferee or successor, or by Contract, except as described on Schedule 11.8.

     11.7 ERISA. Schedule 11.7 lists all Plans maintained or contributed to by Borrower and all Qualified Plans, Pension Plans, Retiree Welfare Plans or Welfare Plans maintained or contributed to by any ERISA Affiliate. Except as set forth on Schedule 11.7, none of Borrower or any current or former ERISA Affiliate sponsors (or has sponsored), contributes to (or has contributed to), or is (or was) required to contribute to or has any liability with respect to any Title IV Plan, any Plan subject to IRC Section 412 or ERISA Section 302, or any Retiree Welfare Plan. Except as set forth on Schedule 11.7, none of Borrower or any current or former ERISA Affiliate contributes to (or has contributed to) or is (or was) required to contribute to any Multiemployer Plan. IRS determination letters regarding the qualified status under IRC Section 401 of each Qualified Plan have been received as of the dates listed on Schedule 11.7. Each of the Qualified Plans has been amended to comply with the Tax Reform Act of 1986 and to make other changes required under the IRC or ERISA, and if such required amendments are not subject to the determination letters described in the previous sentence, each Qualified Plan so amended will be submitted to the IRS for a determination letter as to the ongoing qualified status of the Plan under the IRC within the applicable IRC Section 401(b) remedial amendment period; and each such Plan shall be amended, including retroactive amendments, as required during such determination letter process to maintain the qualified status of such Plans. To the knowledge of Borrower, the Qualified Plans as amended continue to qualify under Section 401 of the IRC, the trusts created thereunder continue to be exempt from tax under the provisions of IRC Section
501(a), and nothing has occurred which would cause the loss of such qualification or tax-exempt status. Except as set forth on Schedule 11.7, each Plan is in compliance in all material respects with the applicable provisions of ERISA and the IRC, including the filing of all reports required under the IRC or ERISA which are true and correct as of the date filed, and all required contributions and benefits have been paid in accordance with the provisions of each such Plan. Borrower has not engaged in a prohibited transaction, as defined in IRC Section 4975 or Section 406 of ERISA, in connection with any Plan which would subject any such Person (after giving effect to any exemption) to a material tax on prohibited transactions imposed by IRC Section 4975 or any other material liability. Except as set forth on Schedule 11.7: (a) there are no pending, or to the knowledge of Borrower, threatened claims, actions or lawsuits (other than claims for benefits in the normal course), asserted or instituted against (i) any Plan or its assets, or (ii) any fiduciary with respect to any Plan or (iii) Borrower or any ERISA Affiliate with respect to any Plan; (b) Borrower and each ERISA Affiliate have complied with the notice and continuation coverage requirements of IRC Section 4980B and the proposed or final regulations thereunder; and (c) no liability under any Plan has been funded, nor has such obligation been satisfied with, the purchase of a contract from an insurance company that is not A rated by A.M. Best and the equivalent by each other nationally recognized rating agency.

     11.8 No Litigation. Other than the Bankruptcy Case and except as set forth on Schedule 11.8 as of the Closing Date, no litigation, action, suit, arbitration, investigation or other proceeding is now pending or, to the knowledge of Borrower, threatened against it, at law, in equity or otherwise; and no such matter (whether shown on Schedule 11.8 as of the Closing Date or subsequently arising) (a) challenges any such Person's right, power, or competence to enter into or perform any of its obligations under the Loan Documents, or the validity or enforceability of any Loan Document or any action taken thereunder or any Liens granted to Lender, or (b) if determined adversely and if it could be reasonably expected to be determined adversely, individually or in the aggregate, could reasonably be expected to have or result in a Material Adverse Effect. To the knowledge of Borrower other than the Bankruptcy Case and except as set forth on Schedule 11.8 as of the Closing Date, there does not exist a state of facts which could reasonably be expected to give rise to any such litigation, action, suit, claim, arbitration, investigation or other proceeding.

     11.9 Brokers. Except as set forth on Schedule 11.9, no broker or finder, investment banker or other intermediary of any kind acting on behalf of Borrower brought about the obtaining, making or closing of the credit extended pursuant to this Agreement or the transactions contemplated by the Loan Documents, and Borrower has no obligation to any Person in respect of any finder's, brokerage investment banking, placement or other fees or amounts (including expenses) due in connection therewith.

     11.10 Full Disclosure. No information contained in this Agreement, the other Loan Documents, Borrower's financial statements and papers or any written statement furnished by or on behalf of Borrower pursuant to the terms of this Agreement or any other Loan Document, which has previously been delivered to Lender, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein or therein not misleading in light of the circumstances under which they were made.

     11.11 Environmental Matters. Except for existing environmental reports, reviews and audits set forth on Schedule 11.11 and for routine operations in the ordinary course of business in compliance with applicable permits issued by, or Law of, a Governmental Authority, all of Borrower's Properties are free of any Hazardous Material (except those not in violation of Environmental Laws) and Borrower has not caused or suffered to occur any Release at, under, above or within any of Borrower's Property, which violated any Environmental Law. Except as set forth on Schedule 11.11, there are no existing or potential Environmental Liabilities for Borrower of which it has knowledge. Borrower is not involved in operations which are reasonably likely to result in material Environmental Liabilities on it, or any owner of any premises which it occupies, or any Lien securing the same under any Environmental Law. Borrower has provided to Lender copies of all and all written information pertaining to actual or potential Environmental Liabilities relating to or affecting Borrower's Properties. Borrower hereby acknowledges and agrees that Lender (a) is not now, and has not ever been, in control of any of the Property or Borrower's affairs, and (b) does not have the capacity through the provisions of this Agreement or the other Loan Documents or otherwise to influence Borrower's conduct with respect to the ownership, operation or management of any of the Property or compliance (or not) with Environmental Laws.

     11.12 Insurance Policies. Borrower's insurance is reasonable and standard for Borrower's industry and geographic location.

     11.13 Deposit and Disbursement Accounts. Schedule 11.13 lists all banks and other financial institutions at which Borrower maintains deposits, investments or other accounts or post office lock boxes and such Schedule correctly identifies the name, address and telephone number of each institution, the name in which the account is held, a description of the purpose of the account, and the complete account number. Borrower has delivered to Lender true, correct and complete copies of all agreements, instruments and other documents relating to any credit card programs, arrangements or agreements to which it is a party.

     11.14 Government Contracts. Except as set forth on Schedule 11.14, Borrower is not party to any contract or agreement with the federal government and none of Borrower's Accounts are subject to the Federal Assignment of Claims Act (31 U.S.C. 3727).

11.15 Agreements and Other Documents. As of the Closing Date, Borrower has provided Lender accurate and complete copies (or summaries) of all of the following agreements or documents (in addition to the Material Contracts) to which Borrower is subject and each of which are listed on Schedule 11.15: (a) supply agreements and purchase agreements not terminable by Borrower within 60 days following written notice issued by Borrower and involving transactions in excess of $100,000 per annum; (b) any lease of Equipment having a remaining term of one year or longer and requiring aggregate rental and other payments in excess of $50,000 per annum; (c) licenses and permits held by Borrower, the absence of which could be reasonably likely to have a Material Adverse Effect; and (d) instruments or documents evidencing Indebtedness of Borrower and any security interest granted by Borrower with respect thereto.

     11.16 Bankruptcy Matters.

        11.16.1 The Bankruptcy Case was commenced on the Petition Date in accordance with applicable Law and proper notice thereof and proper notice of the hearing for the approval of the Final Order has been given.

        11.16.2 Pursuant to and to the extent permitted in the Final Order, the Obligations will constitute allowed administrative expense claims in the Bankruptcy Case having priority over all administrative expense claims and unsecured claims against Borrower now existing or hereafter arising, of any kind whatsoever, including, without limitation, all administrative expense claims of the kind specified in Sections 326, 330, 331, 503(b), 506(c), 507(a), 507(b),
546(c),  726, or any other  provision of the Bankruptcy  Code, as provided under
Section 364(c)(1) of the Bankruptcy Code, subject, as to priority only, to the Carve-Out Amount.

     11.16.3 Pursuant to and to the extent provided in the Final Order, the Obligations will be secured by a valid and perfected first priority Lien in and against all of the Collateral.

     11.16.4 The Final Order is in full force and effect and has not been reversed, stayed, modified or amended (except as may be modified or amended with Lender's express written consent).

Section 12.       Affirmative Covenants.

     Borrower covenants and agrees that, unless Lender shall otherwise consent in writing, from and after the date hereof and until the Termination Date, Borrower shall comply with the following affirmative covenants:

     12.1 Maintenance of Existence and Conduct of Business. Except as occasioned by the Bankruptcy Case, (a) do or cause to be done all things necessary to preserve and keep in full force and effect its statutory existence and corporate franchises; (b) preserve intact the business organizations and relationships with third parties (including suppliers and customers); (c) conduct its business substantially as now conducted consistent with the best practices of the industry; (d) keep available the services of the present employees of the business; (e) perform and pay, as and when due, all Post-Petition obligations of Borrower; (f) maintain, preserve and protect all of its material Intellectual Property Rights, and preserve all the remainder of its Property, in use or useful in the conduct of its business and keep the same in good repair, working order and condition (taking into consideration ordinary wear and tear) and from time to time make, or cause to be made, all necessary or appropriate repairs, replacements and improvements thereto consistent with industry practices, so that the business carried on in connection therewith may be properly and advantageously conducted at all times, provided that nothing in this Section
12.1 shall prevent Borrower from discontinuing the use or operation of any Property if such discontinuance, in the judgment of Borrower's Board of Directors, is desirable in the conduct of its business; and (g) transact business only under the names set forth in Schedule 11.2.

     12.2 Payment of Charges and Claims. To the extent permitted hereunder and to the extent applicable in the Bankruptcy Case, pay and discharge, or cause to be paid and discharged in accordance with the terms thereof, (a) all Charges imposed upon it or its income and profits, or any of its Property (real, personal or mixed) prior to the date on which penalties attach thereto, and (b) all lawful claims for labor, materials, supplies and services or otherwise, which, if unpaid, might or could become a Lien on its property; provided, however, that Borrower shall not be required to pay any such Charge or claim which is being contested in good faith by proper legal actions or proceedings, so long as at the time of commencement of any such action or proceeding and during the pendency thereof (i) reserves with respect thereto are established and are maintained in accordance with GAAP, (ii) such contest operates to suspend collection of the contested Charges or claims and is maintained and prosecuted continuously with diligence, (iii) none of the Collateral would be subject to forfeiture or loss by reason of the institution or prosecution of such contest, (iv) no Liens securing an aggregate amount in excess of $25,000 shall exist for such Charges or claims during such action or proceeding (excluding Liens securing obligations fully covered by insurance or otherwise bonded to the satisfaction of Lender), and (v) if such contest is terminated or discontinued adversely to Borrower, Borrower shall promptly pay or discharge such contested Charges and all additional charges, interest penalties and expenses, if any, and shall deliver to Lender evidence reasonably acceptable to Lender of such compliance, payment or discharge, if such contest is terminated or discontinued adversely to Borrower.

     12.3 Books and Records. Keep adequate records and books of account with respect to its business activities, in which proper entries, reflecting all of its consolidated and consolidating financial transactions, are made in accordance with GAAP and on a basis consistent with the Financial Statements in all material respects.

     12.4 Litigation. Notify Lender in writing, promptly upon learning thereof, of any litigation, action, suit, claim, investigation, arbitration or other proceeding commenced or threatened, at law, in equity or otherwise against it, and of the institution against it of any suit or administrative proceeding which
(a) could reasonably be expected to involve an amount in excess of $25,000 individually or in the aggregate, or (b) if adversely determined, individually or in the aggregate, could reasonably be expected to have or result in a Material Adverse Effect.

     12.5 Insurance.

        12.5.1 At its sole cost and expense, maintain or cause to be maintained policies of insurance of such type and in such amounts as is reasonable and standard in Borrower's industry and geographic location and as is satisfactory to Lender and with insurers recognized as adequate by Lender. Borrower shall notify Lender promptly of any adverse occurrence causing a material loss or material decline in value of any real or personal property and the estimated (or actual, if available) amount of such loss or material decline. Borrower hereby directs all present and future insurers under its "All Risk" policies of insurance to pay all proceeds payable thereunder directly to Lender. Borrower irrevocably makes, constitutes and appoints Lender (and all officers, employees or agents designated by Lender) as its true and lawful agent and attorney in-fact for the purpose of, upon the occurrence and during the continuance of an Event of Default, making, settling and adjusting claims under the "All Risk" policies of insurance, endorsing the name of such Person on any check, draft, instrument or other item of payment for the proceeds of such "All Risk" policies of insurance, and for making all determinations and decisions with respect to such "All Risk" policies of insurance. In the event Borrower at any time or times hereafter shall fail to obtain or maintain (or fail to cause to be obtained or maintained) any of the policies of insurance required above or to pay any premium in whole or in part relating thereto, Lender, without waiving or releasing any Obligations or Event of Default hereunder, may at any time or times thereafter (but shall not be obligated to) obtain and maintain such policies of insurance and pay such premium and take any other action with respect thereto which Lender deems advisable. All sums so disbursed, including reasonable attorneys' fees, court costs and other charges related thereto, shall be payable, on demand, by Borrower to Lender and shall be additional Obligations hereunder secured by the Collateral.

        12.5.2 Lender reserves the right at any time, upon review of Borrower's risk profile, to reasonably require additional forms and limits of insurance to adequately protect Lender's interests. Borrower shall, if so requested by Lender, deliver to Lender, as often as Lender may reasonably request, a report of a reputable insurance broker reasonably satisfactory to Lender with respect to its insurance policies.

        12.5.3 Name Lender, or cause Lender to be named, as a loss payee on all insurance policies maintained by Borrower with respect to the Business or the Collateral.

     12.6 Compliance with Laws. Comply in all material respects with all Laws, permits and regulations applicable to it, including those relating to licensing, environmental, ERISA and labor matters.

     12.7 Agreements; Leases. (a) Perform, within all required time periods (after giving effect to any applicable grace periods), all of its material obligations (except where Borrower is contesting such obligation reasonably and in good faith or where performance is excused by the Bankruptcy Code or by an applicable order of the Bankruptcy Court and such non-compliance would neither have nor could be reasonably expected to have a Material Adverse Effect on Borrower's business or assets or upon any of the rights, remedies or interests of Lender) and (b) enforce all of its material rights under each Contract or other document or instrument to which it is a party. Borrower shall perform and comply in all material respects with all obligations in respect of Chattel Paper, Instruments, Contracts, Licenses, and Documents and all other agreements constituting or giving rise to Collateral, except to the extent that (i) such compliance is excused by the Bankruptcy Code or by an applicable order of the Bankruptcy Court as to Borrower and (ii) such non-compliance would neither have nor could reasonably be expected to have a Material Adverse Effect on Borrower's business or assets or upon any of the rights, remedies or interests of Lender.

     12.8 Environmental Matters. Except as otherwise prohibited by the Bankruptcy Case, (a) comply in all material respects with all Environmental Laws and permits applicable to it, (b) notify Lender promptly after Borrower becomes aware of any Release upon any Property which, individually or in the aggregate, could reasonably be expected to have or result in a Material Adverse Effect, and
(c) promptly forward to Lender a copy of any order, notice, permit, application, or any communication or report by any Governmental Authority received by Borrower in connection with any such Release or any other matter relating to the Environmental Laws that may affect any Property or Borrower. The provisions of this Section 12.8 shall apply whether or not the Environmental Protection Agency, any other federal agency or any state or local environmental agency has taken or threatened any action in connection with any Release or the presence of any Hazardous Materials.

     12.9 Application of Proceeds. Use the proceeds of the Term Loan only as provided in Section 2.3.

     12.10 Fiscal Year. Maintain as its Fiscal Year the year ending March 31.

     12.11 Subsidiaries. Not form or acquire any Subsidiary.

     12.12 Appraisals. Allow Lender and its designees from time to time as Lender shall direct, to perform, and shall assist Lender and its designees in performing, appraisals of Borrower's Inventory, Equipment, accounts receivable and Property. So long as no Event of Default has occurred and is continuing, Lender agrees to provide to Borrower upon the request of Borrower any such appraisal prepared by a third party unaffiliated with Lender which has consented to Lender so providing such appraisal. In furtherance of the foregoing, Lender agrees to use reasonable efforts to obtain any such consent. Borrower agrees to pay all reasonable out-of-pocket costs and expenses incurred by Lender in connection with such appraisals conducted after the occurrence of an Event of Default.

     12.13 Intellectual Property Rights. Conduct its business and affairs without infringement of or interference with any Intellectual Property Rights of any other Person.

     12.14 Notices. Promptly notify Lender of (a) any notice or other written communication from any Person alleging that the consent of such Person is or may be required in connection with the sale, disposition, assignment, transfer or conveyance of any of its Properties; (b) any written communication from any Governmental Authority in connection with or relating to any of its Properties or the Business; and (c) the commencement or threat of commencement of any actions, suits, investigations or proceedings relating to Borrower, any of its Properties or the Business.

     12.15 Further Assurances. At its sole cost and expense, upon request of Lender, duly execute and deliver, or cause to be duly executed and delivered, to Lender such further instruments and documents and do and cause to be done such further acts as may be necessary or proper in the reasonable opinion of Lender to carry out more effectively the provisions and purposes of this Agreement or any other Loan Document.

Section 13.       Negative Covenants.

         Borrower covenants and agrees that, unless Lender shall otherwise consent in writing, from and after the date hereof and until the Termination Date, Borrower shall not do any of the following:

     13.1 Mergers, Subsidiaries, Etc. Except as set forth on Schedule 13.1, directly or indirectly, by operation of law or otherwise, merge, consolidate or otherwise combine with any Person or acquire or hold all or substantially all of the assets or capital stock of any Person, or form, acquire or hold any Subsidiary.

     13.2 Indebtedness. Create, incur, assume or permit to exist any Indebtedness, except: (a) the Obligations; (b) Deferred Taxes; (c) Capital Lease Obligations and Indebtedness secured by purchase money Liens permitted under
Section 13.5; (d) Guaranteed Indebtedness permitted under Section 13.5; (e) Indebtedness existing on the Closing Date and set forth on Schedule 13.2; and
(e) pre-petition Indebtedness in existence, in such amount and subject solely to the terms and conditions in effect, as of the Petition Date.

     13.3 Affiliate and Employee Transactions. Except as set for the on Schedule 13.3, except as expressly permitted hereunder, enter into or be party to any lending, borrowing or other commercial transaction or arrangement with any of its Affiliates, officers, directors or employees, including payment of any management, consulting, advisory, service or similar fee or any deferred compensation (excluding salaries, bonuses and other compensation to its officers, directors and employees in the ordinary course of business, consistent with past practices).

     13.4 Capital Structure and Business. (a) Make any changes in its business operations which, individually or in the aggregate, could adversely affect the repayment of the Obligations or reasonably be expected to have or result in a Material Adverse Effect; (b) make any Material Decision, except with the prior express written consent of Lender; (c) make any change in its capital structure or issue of any Stock or make any revision of the terms of its outstanding Stock or amend or modify any shareholders, voting or similar agreement to which it is a party or enter into any such agreement, in each case, without the prior written consent of Lender; (d) amend its articles or certificate of formation, charter, by-laws or other organizational documents; or (e) engage in any business other than the businesses engaged in as of the Closing Date and other business directly related thereto.

     13.5 Guaranteed Indebtedness. Create, incur, assume or permit to exist any Guaranteed Indebtedness except for the Obligations under the Loan Documents and:
(a) endorsements of Instruments or items of payment for deposit to a bank account of Borrower; (b) performance bonds or indemnities entered into in the ordinary course of business, consistent with past practices; and (c) Guaranteed Indebtedness outstanding on the Closing Date and listed on Schedule 13.5.

     13.6 Liens. Create or permit to exist any Lien on any of its Properties, except for: (a) presently existing or hereafter created Liens in favor of Lender, to secure the Obligations, and (b) Permitted Liens. The prohibition provided for in this Section 13.6 specifically includes, without limitation, any effort by Borrower, any Committee, or any other party-in-interest in the Bankruptcy Case to prime or create pari passu to any claims or interest of Lender any Lien (other than for the Carve-Out Expenses up to the Carve-Out
Amount and the Carve-Out Account) irrespective of whether such claims or interests may be "adequately protected."

     13.7 Sale of Assets. Other than the consummation of the transactions contemplated in the Sale Documents, sell, transfer, convey, assign or otherwise dispose of any of its assets or properties, including any Collateral or Purchased Assets (as that term is defined in the Purchase Agreement); provided, however, that the foregoing shall not prohibit the sale of Inventory in the ordinary course of business.

     13.8 Acquisition of Assets. Acquire more than $25,000.00 of assets, rights or properties (by original cost), in the aggregate, from any Person or Persons, in a single or multiple transactions, other than inventory in the ordinary course of business and pursuant to foreclosure proceedings against Obo, Inc.

     13.9 Confidential Information. Provide confidential information to any Person that has not signed and delivered a confidentiality agreement to Borrower in form and substance acceptable to Lender in its sole discretion, and Lender shall be deemed to have approved the delivery of confidential information to Borrower's legal, accounting, and investment banker professionals.

     13.10 ERISA. Acquire any new ERISA Affiliate that maintains or has an obligation to contribute to a Pension Plan that has either an "accumulated funding deficiency," as defined in Section 302 of ERISA, or any "unfunded vested benefits," as defined in Section 4006(a)(3)(E)(iii) of ERISA in the case of any Pension Plan other than a Multiemployer Plan and in Section 4211 of ERISA in the case of a Multiemployer Plan. Additionally, no Borrower nor any ERISA Affiliate shall: (a) permit or suffer any condition set forth in Section 11.7 (ERISA) to cease to be met and satisfied at any time, other than permitting an ERISA
Affiliate acquired after the Closing Date to sponsor a Title IV Plan, a Plan subject to IRC Section 412 or ERISA Section 302, or a Retiree Welfare Plan; (b) terminate any Title IV Plan where such termination could reasonably be anticipated to result in liability to Borrower; (c) permit any accumulated funding deficiency, as defined in Section 302(a)(2) of ERISA, to be incurred with respect to any Pension Plan; (d) fail to make any contributions or fail to pay any amounts due and owing as required by the terms of any Plan before such contributions or amounts become delinquent; (e) make a complete or partial withdrawal (within the meaning of Section 4201 of ERISA) from any Multiemployer Plan prior; (f) fail to provide Lender with copies of any Plan documents or governmental reports or filings, if reasonably requested by Lender; (g) fail to make any contribution or pay any amount due as required by IRC Section 412 or
Section 302 of ERISA; (h) allow any ERISA Event or event described in Section 4062(e) of ERISA to occur with respect to any Title IV Plan; and (i) with respect to all Retiree Welfare Plans, allow the present value of future anticipated expenses to increase by $500,000.

     13.11 Restricted Payments; Use of Proceeds. (a) Make any Restricted Payment to any Person; provided, however, that any such payments which are in the nature of loans are evidenced by intercompany notes, repayment of which is subordinated to repayment of the Obligations, and which notes shall be collaterally assigned to Lender, to secure the Obligations; or (b) utilize the Collateral and the proceeds of the Term Loan other than for the limited purposes set forth in
Section 2.3.

     13.12 Hazardous Materials. (a) Cause or permit a Release of Hazardous Material on, under, in or about any Property in breach of any Environmental Law;
(b) use, store, generate, treat or dispose of Hazardous Materials, except in compliance in all material respects with the Environmental Laws; or (c) transport any Hazardous Materials to or from any Property, except in compliance in all material respects with the Environmental Laws.

     13.13 Sale-Leasebacks. Engage in any sale-leaseback, synthetic lease or similar transaction involving any of its property or assets.

     13.14 Cancellation of Indebtedness. Cancel any claim or Indebtedness owing to it, except for adequate consideration negotiated in an arm's length transaction and in the ordinary course of its business, consistent with past practices.

     13.15 Bank Accounts. Maintain any deposit, operating or other bank or investment accounts except for those accounts identified in Schedule 11.13.

     13.16 Limitation on Negative Pledge Clauses. Directly or indirectly enter into any agreement (other than the Loan Documents) with any Person which prohibits or limits the ability of Borrower to create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired.

     13.17 Material Contracts. (a) Cancel or terminate any Material Contract unless, in the discretion of the Board of Directors of Borrower, there occurs an event of default by any other party to such contract; and (b) waive any default or breach any Material Contract, or materially amend or otherwise modify any Material Contract or take (or omit to take) any other material adverse action in connection with any Material Contract.

     13.18 Leases. (a) Renew (by amendment, modification or otherwise) any Lease or similar agreements other than renewals of existing Leases upon substantially the same terms (other than reasonable increases in rent based on market conditions) as are in effect on the Closing Date, or (b) enter into any new Lease or similar agreements, other than office space to replace the premises at 999 18th Street, Denver, Colorado, 80202, with the prior written consent of Lender.

     13.19 New Premises. Enter into, or become a lessee under, any Operating Lease of real property without the prior written consent of Lender.

     13.20 Repayment of Indebtedness. Except pursuant to a confirmed reorganization plan and except as specifically permitted hereunder, without the express prior written consent of Lender or pursuant to an order of the Bankruptcy Court after notice and hearing, make any payment or transfer with respect to any Pre-Petition Lien or Pre-Petition Indebtedness that is subject to the automatic stay provisions of the Bankruptcy Code whether by way of "adequate protection" under the Bankruptcy Code or otherwise.

     13.21 Chapter 11 Claims. Incur, create, assume, suffer to exist or permit any other super-priority administrative claim which is pari passu with or senior to the claims of Lender against Borrower.

Section 14.       Term.

     14.1 Duration. The financing arrangement contemplated hereby shall be in effect until the Maturity Date, unless terminated earlier pursuant to the terms of this Agreement. On the earlier to occur of the Maturity Date and such time payment becomes due pursuant to Section 4.1 or Section 4.2, the Term Loan and all other Obligations shall immediately become due and payable in full, in cash.

     14.2 Survival of Obligations. Except as otherwise expressly provided for in the Loan Documents, no termination or cancellation (regardless of cause or procedure) of any financing arrangement under this Agreement shall in any way affect or impair the Obligations, duties, indemnities, and liabilities of Borrower or other obligor under any of the Loan Documents, or the rights of Lender relating to any Obligations, due or not due, liquidated, contingent or unliquidated or any transaction or event occurring prior to such termination, or any transaction or event, the performance of which is not required until after the Maturity Date. Except as otherwise expressly provided herein or in any other Loan Document, all undertakings, agreements, covenants, warranties and representations of or binding upon Borrower or other obligor under any of the Loan Documents, and all rights of Lender, all as contained in the Loan
Documents, shall not terminate or expire, but rather shall survive such termination or cancellation and shall continue in full force and effect until the Termination Date on which date they shall cease.

Section 15.       Events of Default; Rights and Remedies.

     15.1 Events of Default. Notwithstanding the provisions of Section 362 of the Bankruptcy Code and without application or motion to the Bankruptcy Court or any notice to Borrower, the occurrence of any one or more of the following events (regardless of the reason therefor) shall constitute an "Event of Default":

        15.1.1 Borrower shall fail to make any payment in respect of any Obligations hereunder or under any of the other Loan Documents when due and payable or declared due and payable, including any payment of principal of, or interest on, the Term Loan or reimburse Lender for any Fee, or any other liabilities or other payment, fee, charge or expense provided for hereunder or under the Sale Documents when due; or

        15.1.2 Borrower shall fail or neglect to perform, keep or observe any of the provisions of Section 12.2 (Payment of Charges and Claims) or Section 12.5 (Insurance), within 10 days from the date such performance is due, or at any time any of Section 2.3 (Use of Proceeds) or any subsection of Section 7 (Access), Section 12 (Affirmative Covenants), Section 13 (Negative Covenants), including any of the provisions set forth in Annex A; or

        15.1.3 Borrower shall fail or neglect to perform, keep or observe any term or provision of this Agreement (other than any such term or provision referred to in Sections 15.1.1 or 15.1.2), or Borrower under any of the other Loan Documents or contained in any other agreement or arrangement, now or hereafter entered into between Borrower and Lender relating to the Obligations, shall fail or neglect to perform, keep or observe any term or provision of any other Loan Document, and the same shall remain unremedied for a period ending on the third day after Borrower shall become aware of such event or default; or

        15.1.4 Borrower shall file, support or fail to oppose a motion seeking, or the Bankruptcy Court shall enter, an order in the Bankruptcy Case authorizing, or Borrower shall consummate, a sale of all or a portion of the Purchased Assets (as that term is defined in the Sale Documents) to any Person other than Lender; or

        15.1.5 Borrower shall fail or neglect to perform, keep or observe any term or provision of the Purchase Agreement or any other Sale Document, or any other agreement or arrangement, now or hereafter entered into between Borrower and Lender relating to the transactions contemplated in the Sale Documents, shall fail or neglect to perform, keep or observe any term or provision of any Sale Document; or

        15.1.6 Any representation, warranty or other statement made or furnished to Lender by or on behalf of Borrower in any Loan Document or any Sale Document, or any instrument, certificate or financial statement furnished in compliance with, or in reference thereto, proves to have been false or misleading in any material respect when made or furnished or when reaffirmed, pursuant to Section 10; or

        15.1.7 Except for defaults occasioned by the filing of the Bankruptcy Case and defaults resulting from Obligations with respect to which the Bankruptcy Code prohibits Borrower from complying or permits Borrower not to comply, a default or breach occurs under any other material agreement, document or instrument entered into either (a) Pre-Petition and which is affirmed after the Petition Date or (b) Post-Petition, to which Borrower is a party or by which Borrower or its Property is bound, and such default (i) involves the failure to make any payment (after expiration of any applicable grace period), whether of principal, interest or otherwise, due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) in respect of any Indebtedness of Borrower in an aggregate amount exceeding $30,000 or (ii) causes such Indebtedness, or a portion thereof in an aggregate amount exceeding $30,000, to become due prior to its stated maturity or prior to its regularly scheduled dates of payment; or

        15.1.8 any judgments which are in the aggregate in excess of $10,000 as to any Post-Petition obligation shall be rendered against Borrower and the enforcement thereof shall not be stayed (by court ordered stay or by consent of the party litigants); or there shall be rendered against Borrower a non-monetary judgment with respect to a Post-Petition event which, in either event, causes or would reasonably be expected to cause a material adverse change or a material adverse effect on the ability of Borrower to perform its obligations under the Loan Documents; or

        15.1.9 this Agreement or any other Loan Document ceases to be in full force and effect (other than by reason of a release of Collateral in accordance with the terms hereof or thereof or the satisfaction in full of the Obligations in accordance with the terms hereof) or shall be declared null and void; or

        15.1.10 Lender shall not have or shall cease to have a valid and perfect -ed Lien in any Collateral purported to be covered by the Collateral Documents with the priority required by the relevant Collateral Document, in each case for any reason other than the failure of Lender to take any action within its control; or

        15.1.11 Borrower shall contest the validity or enforceability of any of the Loan Documents in writing or deny in writing that it has any further liability, including with respect to future advances by Lender, under any Loan Document to which it is a party or shall contest the validity or perfection of any Lien in any Collateral purported to be covered by the Collateral Documents; or

        15.1.12 an event or condition specified in Section 13.10 shall occur or exist with respect to any Plan or Multiemployer Plan and, as a result of such event or condition, together with all other such events or conditions, Borrower or any ERISA Affiliate shall cause or in the opinion of Lender shall be reasonably likely to cause liability to a Plan, a Multiemployer Plan or PBGC (or any combination of the foregoing) to increase by $500,000; or

        15.1.13 The occurrence of any of the following in the Bankruptcy Case:

                (a) the bringing of a motion, taking of any action or the filing of any plan of reorganization or disclosure statement attendant thereto in each case by Borrower in the Bankruptcy Case: (i) to obtain additional financing under Section 364(c) or (d) of the Bankruptcy Code not otherwise permitted pursuant to this Agreement; (ii) to grant any Lien other than Permitted Liens upon or affecting any Collateral; (iii) except as provided in the Final Order, as the case may be, to use cash collateral of Lender under Section 363(c) of the Bankruptcy Code without the prior written consent of Lender; or (iv) any other action or actions directly adverse to Lender or its rights and remedies hereunder or its interest in the Collateral; or

                (b) the filing of any plan of reorganization or disclosure statement attendant thereto by Borrower or any other Person to which Lender does not consent or otherwise agree to the treatment of its claims; or

                (c) the entry of an order in the Bankruptcy Case confirming a plan of reorganization that does not contain a provision for termination of the Term Loan and repayment in full in cash of all of the Obligations under this Agreement on or before the effective date of such plan; or

                (d) the entry of an order amending, supplementing, staying, vacating or otherwise modifying the Loan Documents or the Final Order without the written consent of Lender or the filing of a motion for reconsideration with respect to the Final Order; or

                (e) other than payments permitted pursuant to this Agreement or the Final Order, as applicable, Borrower shall make any payment (whether by way of adequate protection or otherwise) of principal or interest or otherwise on account of any Indebtedness incurred prior to the Petition Date; or

                (f) the payment of, or application for authority to pay, any Pre-Petition claim without Lender's prior written consent or pursuant to an order of the Bankruptcy Court after notice and hearing unless otherwise permitted under this Agreement; or

                (g) the allowance of any claim or claims under Section 506(c) of the Bankruptcy Code against or with respect to any of the Collateral or Pre-Petition Collateral, other than for the Carve-Out Expenses and subject to the Carve-Out Amount; or

                (h) Borrower shall file, support or fail to oppose a motion seek -ing, or the Bankruptcy Court shall enter, an order in the Bankruptcy Case appointing (i) a trustee under Chapter 7 or Chapter 11 of the Bankruptcy Code,
(ii) a responsible officer or (iii) an examiner, in each case with enlarged powers relating to the operation of the business (powers beyond those set forth in subclauses (3) and (4) of Section 1106(a) of the Bankruptcy Code) under
Section 1106(b) of the Bankruptcy Code in the Bankruptcy Case; or

                (i) entry by the Bankruptcy Court of an order under Section 363 or 365 of the Bankruptcy Code authorizing or approving the sale or assignment of a material portion of any of Borrower's assets, or procedures in respect thereof, or Borrower shall seek, support, or fail to contest in good faith, the entry of such an order in the Bankruptcy Case, other than the Sale Order (as that term is defined in the Purchase Agreement); or

                (j) the dismissal of the Bankruptcy Case, or the conversion of the Bankruptcy Case from one under Chapter 11 to one under Chapter 7 of the Bankruptcy Code or Borrower shall file a motion or other pleading seeking the dismissal of the Bankruptcy Case under Section 1112 of the Bankruptcy Code or otherwise; or

                (k) the Bankruptcy Court shall enter an order granting relief from the automatic stay to any creditor or party in interest (i) to permit foreclosure (or the granting of a deed in lieu of foreclosure or the like) on any Property of Borrower or (ii) to permit other actions that would have a material adverse affect on Borrower or the Chapter 11 estate; or

                (l) the commencement by Borrower or any officer of employee of Borrower or by any committee in the Bankruptcy Case, or any other party in interest in the Bankruptcy Case, of a suit, action or contested matter against Lender or affecting the Collateral which, in the case only of the Committee or other party of interest sets forth (a) a claim in excess of $100,000, (b) any claim or legal or equitable remedy which seeks reduction, setoff, subordination or any recharacterization of the claim or Lien of Lender; or (c) a claim that would otherwise have a Material Adverse Effect or a material adverse effect on the rights and remedies of Lender under any Loan and related documents or the collectability of all or any portion of the Obligations; or

                (m) the entry of an order in the Bankruptcy Case avoiding or requiring repayment of any portion of the payments made on account of the Obligations owing under this Agreement; or

                (n) (i) Borrower shall fail to comply with the terms of the Final Order in any material respect, (ii) such order shall be amended, supplemented, stayed, reversed, vacated or otherwise modified without the written consent of Lender, or (iii) any of Borrower shall file a motion for reconsideration with respect to the Final Order, or (iv) the right of Borrower to borrow under this Agreement is terminated by an order entered by the Bankruptcy Court; or

                (o) Borrower shall file, support or fail to oppose a motion seek -ing, or the Bankruptcy Court shall enter, an order in the Bankruptcy Case (i) approving additional financing under Section 364(c) or (d) of the Bankruptcy Code not otherwise permitted pursuant to this Agreement unless the proceeds of such financing will be sufficient and will be used to repay the Obligations in full, (ii) granting any Lien (other than Permitted Liens or other Liens expressly permitted in the Final Order) upon or affecting any Collateral which are pari passu or senior to the Liens on the Collateral in favor of Lender,
(iii) granting any claim priority senior to or pari passu with the claims of Lender under the Loan Documents or any other claim having priority over any or all administrative expenses of the kind specified in Section 503(b) or Section 507(b) of the Bankruptcy Code, and (iv) granting any other relief that is adverse to Lender's interests under any Loan Document or its rights and remedies hereunder or their interest in the Collateral.

     15.2 Remedies. From and after entry of the Final Order, if any Event of Default shall have occurred and be continuing Lender may, notwithstanding the provisions of Section 362 of the Bankruptcy Code, without any application, motion or notice to or order from, the Bankruptcy Court, without prior notice, take any one or more of the following actions: (a) declare all or any portion of the Obligations to be forthwith due and payable whereupon such Obligations shall become and be due and payable; and/or (b) exercise any rights and remedies provided to Lender under the Loan Documents or at law or equity, including all remedies provided under the Bankruptcy Code; and, pursuant to the Final Order, the automatic stay of Section 362 of the Bankruptcy Code shall be modified and vacated to permit Lender to exercise its remedies under this Agreement and the Loan Documents, without further application or motion to, or order from, the Bankruptcy Court; provided, however, notwithstanding anything to the contrary contained herein, Lender shall be permitted to exercise any remedy in the nature of a liquidation of, or foreclosure on, any interest of Borrower in the Collateral only upon five Business Days' prior written notice to Borrower, counsel for Borrower, the United States Trustee for the District of Colorado, and any counsel retained and approved by the Bankruptcy Court for the Committee, if any. Upon the occurrence of an Event of Default and the exercise by Lender of its rights and remedies under this Agreement and the other Loan Documents, Borrower shall assist Lender to the extent practicable in effecting a sale or other disposition of the Collateral upon such terms as are designed to maximize the proceeds obtainable from such sale or other disposition.

     15.3 Waivers by Borrower. Except as otherwise provided for in this Agreement and applicable Law to the fullest extent permitted by applicable Law, Borrower waives (a) presentment, demand and protest and notice of presentment, dishonor, notice of intent to accelerate, notice of acceleration, protest, default, nonpayment, maturity, release, compromise, settlement, extension or renewal of any or all Loan Documents, notes, commercial paper, accounts, contract rights, documents, instruments, chattel paper and guaranties at any time held by Lender on which Borrower may in any way be liable, and Borrower hereby ratifies and confirms whatever Lender may do in this regard, (b) all rights to notice and a hearing prior to Lender's taking possession or control of, or to Lender's replevy, attachment or levy upon, the Collateral or any bond or security which might be required by any court prior to allowing Lender to exercise any of its remedies, and (c) the benefit of any right of redemption and all valuation, appraisal and exemption laws. Borrower acknowledges that it has been advised by counsel of its choices with respect to this Agreement, the other Loan Documents and the transactions contemplated by this Agreement and the other Loan Documents, and makes the foregoing waivers knowingly and voluntarily.

Section 16.       Successors and Assigns.

     16.1 Successors and Assigns. This Agreement and the other Loan Documents shall be binding on and shall inure to the benefit of Borrower, Lender, and their respective successors and permitted assigns, including, with respect to Borrower, its estate, any trustee or successor-in-interest of Borrower in its Bankruptcy Case or any subsequent case commenced under Chapter 7 of the Bankruptcy Code, except as otherwise provided herein or therein. Borrower may not assign, delegate, transfer, hypothecate or otherwise convey its rights, benefits, obligations or duties hereunder or under any of the Loan Documents without the prior express written consent of Lender. Any such purported assignment, transfer, hypothecation or other conveyance by Borrower without such prior express written consent shall be void. The terms and provisions of this Agreement and the other Loan Documents are for the purpose of defining the relative rights and obligations of Borrower and Lender with respect to the transactions contemplated hereby and there shall be no third party beneficiaries of any of the terms and provisions of this Agreement or any of the other Loan Documents.

Section 17.       Miscellaneous.

     17.1 Amendments; Severability. Neither this Agreement nor any other Loan Document nor any terms hereof or thereof may be changed, waived, discharged or terminated unless such change, waiver, discharge or termination is in writing and signed by Lender and approved by the Bankruptcy Court, if required. If any provision of this Agreement or the application thereof to any Party or circumstances shall for any reason be held invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provisions of this Agreement and this Agreement shall be construed as if such invalid, illegal, or unenforceable provision had never been part of this Agreement. Furthermore, in lieu of each such illegal, invalid, or unenforceable provision, there shall be added automatically as part of this Agreement a provision as similar in terms to such illegal, invalid, or unenforceable provision as may be possible and be legal, valid, and enforceable.

     17.2 Notices. Except as otherwise provided herein, whenever it is provided herein that any notice, demand, request, consent, approval, declaration or other communication shall or may be given to or served upon either of the parties by the other party, or whenever either of the parties desires to give or serve upon the other party any communication with respect to this Agreement, each such notice, demand, request, consent, approval, declaration or other communication shall be in writing and shall be deemed to have been validly served, given or delivered (a) upon the earlier of actual receipt and three days after deposit in the United States Mail, registered or certified mail, return receipt requested, with proper postage prepaid, (b) upon transmission, when sent by facsimile transmission or electronic mail, (c) one Business Day after deposit with a reputable overnight courier with all charges prepaid or (d) when delivered, if hand-delivered by messenger, all of which shall be addressed to the party to be notified and sent to the address or facsimile number indicated below or to such other address (or facsimile number) as may be substituted by notice given as herein provided. The giving of any notice required hereunder may be waived in writing by the party entitled to receive such notice. Failure or delay in delivering copies of any notice, demand, request, consent, approval, declaration or other communication to any Person (other than Borrower or Lender) designated below to receive copies shall in no way adversely affect the effectiveness of such notice, demand, request, consent, approval, declaration or other communication.

                        If to Lender, at:  Linc Energy Petroleum (Wyoming), Inc.
                                           c/o Linc Energy Operations, Inc.
                                           1200 17th Street, Suite 2100
                                           Denver, Colorado 80202
                                           Attention: Don Schofield
                                           Facsimile: (303) 623-0547
                                           Telephone:  (303) 623-0510

                        And:               Linc Energy Petroleum (Wyoming), Inc.
                                           c/o Linc Energy Operations, Inc.
                                           1200 17th Street, Suite 2100
                                           Denver, Colorado 80202
                                           Attention: Gerry Agronoff
                                           Facsimile: (303) 623-0547
                                           Telephone: (303) 623-0510

                        With copies to:    Ballard Spahr LLP
                                           1225 17th Street, Suite 2300
                                           Denver, Colorado 80202
                                           Attention: Carl A. Eklund, Esq.
                                           Facsimile: (303) 296-3956
                                           Telephone: (303) 292-2400

                        and                Ballard Spahr LLP
                                           1225 17th Street, Suite 2300
                                           Denver, Colorado 80202
                                           Attn: Michele J. Rowland, Esq.
                                           Facsimile: (303) 296-3956
                                           Telephone: (303) 292-2400

                      If to Borrower, at:  Rancher Energy Corporation
                                           999 18th St., Suite 3400
                                           Denver, CO 80202
                                           Attention: Jon C. Nicolaysen
                                           Facsimile: (720) 904-5698
                                           Telephone: (303) 629-1122

                        With a copy to:    Onsager, Staelin & Guyerson LLC
                                           1873 S. Bellaire St., Suite 1401
                                           Denver, Colorado 80222
                                           Attention: Christian C. Onsager, Esq.
                                           Facsimile: (303) 512-1129
                                           Telephone: (303) 512-1123

                        And:               Overton & Associates, LLC
                                           6950 E. Belleview Ave., Suite 202
                                           Greenwood Village, Colorado 80111
                                           Attention: Mark Overton, Esq.
                                           Facsimile: (303) 779-6006
                                           Telephone: (303) 779-5900

     17.3 No Waiver. No failure on the part of Lender, at any time or times, to require strict performance by Borrower of any provision of this Agreement and any of the other Loan Documents shall waive, affect or diminish any right of Lender thereafter to demand strict compliance and performance therewith. Any suspension or waiver of an Event of Default shall not suspend, waive or affect any other Event of Default whether the same is prior or subsequent thereto and whether of the same or of a different type. None of the undertakings, agreements, warranties, covenants and representations of Borrower contained in this Agreement or any of the other Loan Documents and no Event of Default by Borrower shall be deemed to have been suspended or waived by Lender unless such waiver or suspension is by an instrument in writing signed by an officer of or other authorized employee of Lender.

     17.4 Assignment. This Agreement shall be binding upon and inure to the benefit and burden of the Parties, their successors and assigns. Except as otherwise provided herein this Agreement may not be assigned by any Party without the express written consent of the other Party, which consent may be withheld in the sole discretion of the Party granting such consent; provided, however, that Lender may assign its rights and obligations under this Agreement to any of its Affiliates without the need for any such consent.

     17.5 Headings. The section and paragraph headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

     17.6 Counterparts and Facsimiles. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. The Parties may execute the Loan Documents by facsimile or electronic pdf signature, which signature shall be deemed an original signature; provided, however, that at the Closing, the Parties shall deliver original signatures to all Loan Documents that require original signatures in order to be valid or enforceable or to record with any Governmental Authority, in the opinion of Lender's counsel, including but not limited to promissory notes.

     17.7 Entire Agreement. This Agreement and the other Loan Documents and the Purchase Agreements and other Sale Documents (as defined in the Purchase Agreement), together with the schedules, exhibits and other documents to be delivered pursuant hereto and thereto, constitute the entire agreement between the Parties, and there are no agreements, representations or warranties which are not set forth herein. All prior negotiations, agreements and understandings are superseded hereby.

     17.8 Remedies. The rights and remedies of Lender under this Agreement shall be cumulative and nonexclusive of any other rights and remedies which Lender may have under any other agreement, including the Loan Documents, by operation of law or otherwise. Recourse to the Collateral shall not be required.

     17.9 Conflict of Terms. Except as otherwise provided in this Agreement or any of the other Loan Documents by specific reference to the applicable provisions of this Agreement, if any provision contained in this Agreement is in conflict with, or inconsistent with, any provision in any of the other Loan Documents, the provisions contained in this Agreement shall govern and control.

     17.10 Right of Setoff. Upon the occurrence and during the continuance of any Event of Default, Lender is hereby authorized, at any time and from time to time, to the fullest extent permitted by law, to setoff and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by Lender to or for the credit or the account of Borrower against any and all of the Obligations now or hereafter existing irrespective of whether or not Lender shall have made any demand under this Agreement or any other Loan Document and although such Obligations may be unmatured. Lender agrees to notify Borrower after any such setoff and application made by Lender; provided, however, that the failure to give such notice shall not affect the validity of such setoff and application. The rights of Lender under this Section 17.10 are in addition to the other rights and remedies (including other rights of setoff) which Lender may have.

     17.11 Schedules. From time to time during the term of this Agreement, Borrower shall promptly supplement the Schedules hereto with respect to any matter hereafter arising or any information obtained after the date hereof of which, if existing, occurring or known at or prior to the date of this Agreement, would have been required to be set forth or described in the Schedules, or which is necessary to complete or correct any information in such schedule or in any representation and warranty of Borrower which has been rendered inaccurate thereby. For purposes of determining the satisfaction of the conditions set forth in Section 10.2 or Section 15.1.6, no such supplement or amendment shall be considered.

     17.12 Authorized Signature. Until Lender shall be notified by Borrower to the contrary, the signature upon any document or instrument delivered pursuant hereto and reasonably believed by Lender or any of Lender's officers or employees to be that of an officer or duly authorized representative of Borrower listed in Schedule 17.12 shall bind Borrower and be deemed to be the act of Borrower affixed pursuant to and in accordance with resolutions duly adopted by Borrower's Board of Directors, and Lender shall be entitled to assume the authority of each signature and authority of the Person whose signature it is or reasonably appears to be.

     17.13 Time of the Essence. Time is of the essence of this Agreement and each of the other Loan Documents.

     17.14 GOVERNING LAW. EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN ANY OF THE LOAN DOCUMENTS, IN ALL RESPECTS, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THIS AGREEMENT AND THE OBLIGATIONS ARISING HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF COLORADO, APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE, AND ANY APPLICABLE LAWS. BORROWER HEREBY CONSENTS AND AGREES THAT THE BANKRUPTCY COURT HAS EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES PERTAINING TO THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR TO ANY MATTER ARISING OUT OF OR RELATED TO THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS, PROVIDED, HOWEVER, THAT LENDER AND BORROWER ACKNOWLEDGE THAT ANY APPEALS FROM THE BANKRUPTCY COURT MAY HAVE TO BE HEARD BY A COURT OTHER THAN THE BANKRUPTCY COURT AND, PROVIDED, FURTHER, THAT NOTHING IN THIS AGREEMENT SHALL BE DEEMED OR OPERATE TO PRECLUDE LENDER FROM BRINGING SUIT OR TAKING OTHER LEGAL ACTION IN ANY OTHER JURISDICTION TO COLLECT THE OBLIGATIONS, TO REALIZE ON THE COLLATERAL OR ANY OTHER SECURITY FOR THE OBLIGATIONS, OR TO ENFORCE A JUDGMENT OR OTHER

COURT ORDER IN FAVOR OF LENDER. BORROWER EXPRESSLY SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR SUIT COMMENCED IN ANY SUCH COURT, AND BORROWER HEREBY WAIVES ANY OBJECTION WHICH BORROWER MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS.

     17.15 WAIVER OF JURY TRIAL. BECAUSE DISPUTES ARISING IN CONNECTION WITH COMPLEX FINANCIAL TRANSACTIONS ARE MOST QUICKLY AND ECONOMICALLY RESOLVED BY AN EXPERIENCED AND EXPERT PERSON AND THE PARTIES WISH APPLICABLE STATE AND FEDERAL LAWS TO APPLY (RATHER THAN ARBITRATION RULES), THE PARTIES DESIRE THAT THEIR DISPUTES BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS. THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM AND OF ARBITRATION, THE PARTIES HERETO WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE, WHETHER IN CONTRACT, TORT, OR OTHERWISE ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO, THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

     17.16 Publicity. Borrower will not, and will not permit its Affiliates, if any, to, disclose the name of Lender or any of its Affiliates or refer to this Agreement or the other Loan Documents in any press release or other public disclosure or in any prospectus, proxy statement or other materials filed with any Governmental Authority without Lender's prior written consent unless Borrower or any of its Affiliates is required to do so under applicable Law, and then, in any event, Borrower or such Affiliate will consult with Lender prior to such disclosure. Borrower consents to Lender publishing a tombstone or similar advertising material relating to the financing transaction contemplated by this Agreement. Lender consents to Borrower's orally disclosing to its vendors, landlords and prospective landlords, and other third parties, who need to know in the reasonable judgment of Borrower, only the name of Lender, the amount of Term Loan (including loan balances and any other information required to terminate or replace the Term Loan), and the Maturity Date. Nothing herein shall restrict Lender's ability to disclose this Agreement and the other Loan Documents, and the transactions described herein and therein, to any Person.

     17.17 Parties Including Trustees; Bankruptcy Court Proceedings. This Agreement, the other Loan Documents, and all Liens created hereby or pursuant hereto or to any other Loan Document shall be binding upon Borrower, the estate of Borrower, and any trustee or successor in interest of Borrower in the Bankruptcy Case or any subsequent case commenced under Chapter 7 of the Bankruptcy Code, and shall not be subject to Section 365 of the Bankruptcy Code. This Agreement and the other Loan Documents shall be binding upon, and inure to the benefit of, the successors of Lender and its transferees and endorsees. The Liens created by this Agreement and the other Loan Documents shall be and remain valid and perfected in the event of the conversion of the Bankruptcy Case or any other bankruptcy case of Borrower to a case under Chapter 7 of the Bankruptcy Code or in the event of dismissal of the Bankruptcy Case or the release of any Collateral from the jurisdiction of the Bankruptcy Court for any reason, without the necessity that Lender file financing statements or otherwise perfect its security interests or Liens under applicable Law.



            [The remainder of this page is left blank intentionally.]

     IN WITNESS WHEREOF, this Agreement has been duly executed as of the date first written above.

                               Borrower:

                                             RANCHER ENERGY CORPORATION,
                                             a Nevada corporation


                                        By:
                                            ----------------------------------
                                            Name:
                                            Title:

                                Lender:

                                             LINC ENERGY PETROLEUM (WYOMING),
                                             INC., a Delaware corporation


                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:




















      SIGNATURE PAGE TO AMENDED AND RESTATED SENIOR SECURED, SUPER-PRIORITY
                      DEBTOR-IN-POSSESSION CREDIT AGREEMENT

                                   ANNEX A to
                                CREDIT AGREEMENT

                        FINANCIAL STATEMENTS AND NOTICES

     1. Financials.

             (a) By no later the 20th day after the end of each fiscal month, internally prepared balance sheet and income statement as of the close of such fiscal month and that portion of the current Fiscal Year ending as of the close of such fiscal month, in each case which financial and other information shall provide comparisons to the prior year's equivalent period, on a year-to-date basis;

             (b) By no later than the 90th day after each Fiscal Year, audited annual financial statements, including a balance sheet, the related statement of profit and loss and stockholders' equity and a statement of cash flow for Borrower and its subsidiaries; and

             (c) Together with each of the financial statements delivered pur-suant to clauses (a) and (b) above, a certification of Borrower that all such financial statements are complete and correct and present fairly the financial position, the results of operations of Borrower as at the end of such fiscal month or Fiscal Year, and for the period then ended, that all rent and other obligations of Borrower with respect to their Leases were paid in accordance with the terms thereof (without giving effect to any grace periods) as at the end of such fiscal month or Fiscal Year and setting forth the aggregate amount so paid or specifying those instances when rent or such other obligations were not so paid together with a detailed explanation of the reasons for the failure of Borrower to make such payments and the aggregate amount of such payments not made, and that there was no Event of Default in existence as of such time or specifying those Event of Defaults of which he or she was aware.

     2. Management Letters. Within five Business Days after receipt thereof by Borrower, copies of all management letters, exception reports or similar letters or reports received by Borrower from its independent certified public accountants.

     3. Bankruptcy Matters. Copies of all monthly reports, projections or other information respecting Borrower's business or financial condition or prospects as well as all pleadings, motions, applications and judicial information filed by or on behalf of Borrower with the Bankruptcy Court or provided by or to the U.S. Trustee (or any monitor or interim receiver, if any, appointed in the Bankruptcy Case) or the Committee, at the time such document is filed with the Bankruptcy Court, or provided by or, to the U.S. Trustee (or any monitor or interim receiver, if any, appointed in any Bankruptcy Case) or the Committee.

     4. Notice of Event of Default. As soon as practicable, but in any event within five Business Days after Borrower becomes aware of the existence of any Event of Default, or any development or other information that, individually or in the aggregate, could reasonably be expected to have or result in a Material Adverse Effect, including without limitation any notice received from any holder of Subordinated Debt concerning a default thereunder, telephonic or facsimile notice specifying the nature of such Event of Default or development or information, including the anticipated effect thereof, which notice shall be promptly confirmed in writing within four Business Days.

     5. Tax Returns. Upon Lender's request, copies of all federal, state, local and foreign tax returns, information returns and reports in respect of income, franchise or other taxes on or measured by income (excluding sales, use or like taxes) filed by Borrower.

                                   Annex A-1

     6. SEC Documents. Promptly upon their becoming available, copies of any final registration statements and the regular, periodic and special reports, if any, which Borrower shall have filed with the Securities and Exchange Commission (or any Governmental Authority substituted therefor) or any national securities exchange.

     7. Documents to Stockholders. Promptly upon the mailing thereof to the stockholders of Borrower generally, copies of all financial statements, reports and proxy statements so mailed.

     8. Lease Documents. Promptly upon entering into, renewing, amending or modifying any Lease, a copy of such Lease, amendment or other related documentation.

     9. ERISA Documents. As soon as possible, and in any event within 10 days after Borrower knows or has reason to believe that any of the events or conditions specified below with respect to any Plan or Multiemployer Plan has occurred or exists, a statement signed by the Chief Financial Officer of Borrower setting forth details respecting such event or condition and the action, it any, that Borrower or any ERISA Affiliate proposes to take with respect thereto (and a copy of any report or notice required to be filed with or given to PBGC by Borrower or any ERISA Affiliate with respect to such event or condition):

             (a) any Reportable Event with respect to a Plan occurs (provided, however, that a failure to meet the minimum funding standard of Section 412 of the IRC or Section 302 of ERISA shall be a reportable event regardless of the issuance of any waivers in accordance with Section 412(d) of the IRC);

             (b) the filing under Section 4041 of ERISA of a notice of intent to terminate any Plan or the termination of any Plan;

             (c) the institution by PBGC of proceedings under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by Borrower or any ERISA Affiliate of a notice from a Multiemployer Plan that such action has been taken by PBGC with respect to such Multiemployer Plan;

             (d) the complete or partial withdrawal by Borrower or any ERISA Affiliate under Section 4201 or 4204 of ERISA from a Multiemployer Plan, or the receipt by Borrower or any ERISA Affiliate of notice from a Multiemployer Plan that it is in reorganization or insolvency pursuant to Section 4241 or 4245 of ERISA or that it intends to terminate or has terminated under Section 4041A of ERISA; and

             (e) the institution of a proceeding by a fiduciary of any Multi-employer Plan against Borrower or any ERISA Affiliate to enforce Section 515 of ERISA, which proceeding is not dismissed within 30 days.

     10. Other Reports. Such other reports and information respecting the business, financial condition or prospects of Borrower, as Lender may, from time to time, reasonably request. Simultaneously with the transmission thereof, each daily and weekly report reviewed by management relating to the performance and operations of Borrower's business, including with respect to activations, deactivations and shipments.

                                    * * * * *


                                   Annex A-2

                                   ANNEX B to
                                CREDIT AGREEMENT

Lender's Wire and Bank Account Information:

Linc Energy Petroleum (Wyoming), Inc.
Account #8453631635
ABA 121000248
Wells Fargo Bank N.A.
7375 W 52nd Ave
Arvada, CO  80002

                                  EXHIBIT A to
                                CREDIT AGREEMENT

                                 TERM LOAN NOTE

$[________________]                                 Dated: [_____________], 2011
                                                                Denver, Colorado


                  FOR VALUE RECEIVED, RANCHER ENERGY CORP., a Nevada corporation ("Borrower"), unconditionally promises to pay to the order of LINC ENERGY PETROLEUM (WYOMING), INC., a Delaware corporation ("Lender"), on or before the Maturity Date, the principal amount of $[_____________] or so much thereof as may then be outstanding under this Term Loan Note, together with interest, in accordance with the Agreement (as defined below).

                  This Term Loan Note has been executed and delivered under; and is subject to the terms of, that certain Amended and Restated Senior Secured, Super-Priority Debtor-In-Possession Credit Agreement, dated as of January 14, 2011, between Lender and Borrower (as amended, restated or supplemented from time to time, the "Agreement"), and is a "Term Loan Note" referred to in the Agreement. Unless defined in this Term Loan Note, or the context requires otherwise, capitalized terms used in this Term Loan Note have the meanings given them in the Agreement.

                  Reference is made to the Agreement for provisions affecting this Term Loan Note regarding applicable interest rates, principal and interest payment dates, final maturity, voluntary and mandatory prepayments, acceleration of maturity, exercise of rights, payment of attorneys' fees, court costs and other costs of collection, certain waivers by Borrower and others now or hereafter obligated for payment of any sums due under this Term Loan Note, and security for the payment of this Term Loan Note. This Term Loan Note is a Collateral Document, as defined in the Agreement.

                  This Term Loan Note is secured by the Security Agreement and the Loan Documents, as defined in the Agreement, including those executed simultaneously with the execution of the Agreement, those executed heretofore and those hereafter executed. Borrower and all sureties, endorsers and guarantors of this Term Loan Note waive demand, presentment for payment, notice of nonpayment, protest, notice of protest, notice of intent to accelerate maturity, notice of acceleration of maturity, and all other notices, filing of suit and diligence in collecting this Term Loan Note or enforcing any of the security therefore, and agree to any substitution, exchange or release of any such security or the release of any party primarily or secondarily liable hereon and further agrees that it will not be necessary for Lender, in order to enforce payment of this Term Loan Note by them, to first institute suit or exhaust its remedies against any Borrower or others liable hereunder, or to enforce its rights against any security herefor, and consent to anyone or more extensions or postponements of time of payment of this Term Loan Note on any terms or any other indulgences with respect hereto, without notice thereof to any of them. Lender may transfer this Term Loan Note in accordance with the terms of the Agreement, and the rights and privileges of Lender under this Term Loan Note shall inure to the benefit of Lender's representatives, successors or assigns.

                  The obligations of Borrower under this Term Loan Note are to be performed in the State of Colorado and this Term Loan Note shall be governed by and construed in accordance with the laws of the State of Colorado, without giving effect to its principles of conflicts of laws.



            [The remainder of this page is left blank intentionally.]

                  IN WITNESS WHEREOF, this Agreement has been duly executed as of the date first written above.



                                    Borrower:

                                    RANCHER ENERGY CORPORATION, a
                                    Nevada corporation


                                    By:
                                        ----------------------------------------
                                        Name:
                                        Title:





















                        SIGNATURE PAGE TO TERM LOAN NOTE